  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-268425
Prospectus Supplement
(To Prospectus dated November 17, 2022)
360 DigiTech, Inc.
5,540,000 Class A Ordinary Shares
This prospectus supplement relates to an offering of an aggregate of 5,540,000 class A ordinary shares, par value US$0.00001 per share, of 360 DigiTech, Inc. We are offering 5,540,000 class A ordinary shares, par value US$0.00001 per share, consisting of an international offering of 4,980,000 class A ordinary shares offered hereby, and a Hong Kong public offering of 560,000 class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$50.03 per class A ordinary share, or approximately US$6.37 per class A ordinary share based on an exchange rate of HK$7.8499 to US$1.00.
As of the date of this prospectus supplement, our share capital comprises class A ordinary shares and class B ordinary shares. Each class B ordinary share is entitled to 20 votes, and each class A ordinary share is entitled to one vote on all matters subject to vote at a general meeting of us. Immediately upon the completion of our secondary listing on the Hong Kong Stock Exchange, all the class B ordinary shares will be converted into class A ordinary shares on a one-for-one basis pursuant to the conversion notice delivered by Aerovane Company Limited to the Company. As a result, no class B ordinary shares of us will be issued or outstanding.
ADSs representing our class A ordinary shares are listed on the Nasdaq Global Select Market under the symbol “QFIN.” On November 22, 2022, the last reported trading price of the ADSs on the Nasdaq was US$13.14 per ADS, or HK$51.57 per class A ordinary share, based upon an exchange rate of HK$7.8499 to US$1.00.
The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for class A ordinary shares sold in the United States, as well as for class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our class A ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “3660.”
See “Risk Factors” beginning on page S-27 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our class A ordinary shares.
360 DigiTech, Inc. is not a Chinese operating company but rather a Cayman Islands holding company that does not conduct business directly and has no equity ownership in its variable interest entities, or the VIEs. We conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs with which we have maintained contractual arrangements. PRC laws and regulations restrict and impose conditions on foreign investment in internet-based businesses, such as the distribution of online information. For example, foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider in accordance with the Special Management Measures for the Access of Foreign Investment (Negative List) and other applicable laws and regulations. We are a Cayman Islands company and our PRC subsidiaries are considered foreign-invested enterprises. Accordingly, we operate certain of our businesses in China through the VIEs, and rely on contractual arrangements among our PRC subsidiaries, the VIEs and the nominee shareholders of the VIEs to control the business operations of the VIEs. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “360 DigiTech,” refers to 360 DigiTech, Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIEs and their subsidiaries in China, including but not limited to Shanghai Qiyu, Fuzhou

Financing Guarantee and Shanghai Financing Guarantee. Investors in the ADSs are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. All of these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements between us and the VIEs will be resolved through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes arising from these contracts would be resolved in accordance with PRC legal procedures. These arrangements have not been tested in arbitral tribunals or courts. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States, and the uncertainties involved in it could limit our ability to enforce these contractual arrangements. Further, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and its nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries and VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, filed with the United States Securities and Exchange Commission, or the SEC, on April 28, 2022 and “Risk Factors — Risks Related to Our Corporate Structure” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on November 14, 2022, or the Super 6-K.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily conducted in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board, or the PCAOB, on our auditors, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of ADSs and our class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2021 Form 20-F and “Risk Factors — Risks Related to Doing Business in China” in Exhibit 99.1 to the Super 6-K.
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit the ADSs or our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States or other foreign exchange. December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and our auditor is subject to this determination. In

May 2022, the SEC conclusively listed 360 DigiTech, Inc. as a Commission-Identified Issuer under the HFCAA, following the filing of our 2021 Form 20-F. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States in 2024 if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China, or in 2023 if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. As a result, the Nasdaq may determine to delist our securities. The related risks and uncertainties could cause the value of the ADSs to significantly decline. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. For more details, see “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” in our 2021 Form 20-F and “Risk Factors — Risks Related to Doing Business in China — The ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or completely investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in Exhibit 99.1 to the Super 6-K.
360 DigiTech, Inc. is a holding company with no material operations of its own. We conduct our operations in China primarily through our subsidiaries and the VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, 360 DigiTech, Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIEs. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to 360 DigiTech, Inc. In addition, our PRC subsidiaries are permitted to pay dividends to 360 DigiTech, Inc. only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries and the VIEs are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Our PRC subsidiaries and the VIEs conduct business transactions that include provision of services and intercompany loans. The related cash flows between our PRC subsidiaries and the VIEs in 2019, 2020 and 2021 included the following: (A)(i) a net repayment of RMB29.2 million and RMB67.2 million by our PRC subsidiaries to the VIEs in 2019 and 2020, respectively, and a net funding of RMB51.7 million by the VIEs to our PRC subsidiaries in 2021; and (ii) a net repayment of RMB229.5 million, RMB3.6 million and RMB205.5 million by the VIEs to our PRC subsidiaries in 2019, 2020 and 2021, respectively; (B)(i) in 2019, 2020 and 2021, service fees charged and paid to our WFOE by the VIEs amounted to RMB4.3 million, RMB89.7 million and RMB5,001.9 million, respectively; in 2019, 2020 and 2021, service fees charged and paid to our other PRC subsidiaries by the VIEs amounted to nil, RMB286.4 million and RMB616.5 million, respectively; and (C)(i) in 2019 and 2020, the VIEs extended loans to our PRC subsidiaries with a net cash outflow of RMB40.2 million and RMB20.0 million, respectively; in 2021, our PRC subsidiaries paid up the outstanding loans and started to extend loans to the VIEs with a net cash outflow of RMB3,658.3 million; in 2019, 2020 and 2021, the total amount of service fees charged and paid to the VIEs by our PRC subsidiaries under the shared service agreement was RMB4.6 million, RMB20.3 million and RMB258.2 million, respectively. In November, our board of directors approved a dividend of US$0.08 per ordinary share, or US$0.16 per ADS, for the third fiscal quarter of 2022, which is expected to be paid on January 18, 2023 to shareholders of record as of the close of business on December 12, 2022. We intend to declare and distribute a recurring cash dividend every fiscal quarter, starting from the third fiscal quarter of 2021, at an amount equivalent to approximately 15% to 20% of our company’s net income for such quarter based upon our operations and financial conditions, and other relevant factors, subject to adjustment and determination by the board of directors of 360 DigiTech, Inc. See “Dividend Policy.” For details about the amounts of the quarterly dividend we paid in the past, please refer to Exhibit 99.1, entitled “Audited consolidated financial statements of 360 DigiTech Inc. as of and for the six months ended June 30, 2022,” to our current report on Form 6-K furnished to the SEC on November 14, 2022. For more details, see “Prospectus Supplement Summary — Cash and Asset Flows Through Our Organization” in this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$50.03 PER CLASS A ORDINARY SHARE
	Per Class A Ordinary Share		Total
Public offering price	HK$	50.03(1)	HK$	277,166,200.00
Underwriting discounts and commissions(2)	HK$	4.6278	HK$	25,637,873.50
Proceeds to us (before expenses)(3)	HK$	45.4022	HK$	251,528,326.50

(1)
Equivalent to US$12.75 per ADS, based upon each ADS representing two class A ordinary shares and an exchange rate of HK$7.8499 to US$1.00 as of November 4, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See “Underwriting” beginning on page S-65 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes net proceeds of HK$25,425,246.00 from the sale of 560,000 class A ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by Citigroup Global Markets Asia Limited, the stabilizing manager, on its own or through its affiliates and agents, on behalf of the international underwriters, to purchase up to an additional 830,000 class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. The stabilizing manager, through its affiliate, has entered into a borrowing arrangement with Splendid Tiger Limited to facilitate the settlement of over-allocations. The stabilizing manager (or its affiliates and agents) is obligated to return class A ordinary shares to Splendid Tiger Limited by exercising the option to purchase additional class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Splendid Tiger Limited for the loan of these class A ordinary shares.
The underwriters expect to deliver the class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around November 29, 2022.
Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers
Citigroup	CICC
Joint Bookrunners and Joint Lead Managers
CCBI	FUTU	Tiger Brokers
Joint Lead Manager
Livermore
Prospectus supplement dated November 23, 2022.

Prospectus Supplement
Prospectus

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any other offering materials we file with the SEC. We have not, Splendid Tiger Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Splendid Tiger Limited, or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-268425) that we filed with the SEC on November 17, 2022 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:
•
“360 DigiTech,” “we,” “us,” “our company” and “our” are to 360 DigiTech, Inc. and its subsidiaries, and, in the context of describing our operations and consolidated financial information, our VIEs in China and their respective subsidiaries;

•
“360 Group” is to 360 Security Technology Inc. and its controlled affiliates and predecessors;

•
“ADSs” are to American depositary shares, each of which represents two of our class A ordinary shares;

•
“China” or “the PRC” is to the People’s Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau, except where the context otherwise requires;

•
“class A ordinary shares” are to our class A ordinary shares, par value US$0.00001 per share;

•
“class B ordinary shares” are to our class B ordinary shares, par value US$0.00001 per share;

•
“Fuzhou Financing Guarantee” is to Fuzhou 360 Financing Guarantee Co., Ltd.;

•
“Fuzhou Microcredit” is to Fuzhou 360 Online Microcredit Co., Ltd.;

•
“HK Qirui” is to HK Qirui International Technology Company Limited;

•
“shares,” or “ordinary shares” are to our class A ordinary shares and class B ordinary shares, as applicable, par value US$0.00001 per share;

•
“Listing Date” is to the date, expected to be on or about November 29, 2022 on which the class A ordinary shares are listed on the main board of the Hong Kong Stock Exchange and from which dealings in the class A ordinary shares are permitted to commence on the main board of the Hong Kong Stock Exchange;

•
“variable interest entities,” “VIE” or “VIEs” are to Shanghai Qiyu, Fuzhou Financing Guarantee and Shanghai Financing Guarantee;

•
“WFOE” or “Shanghai Qiyue” is to Shanghai Qiyue Information & Technology Co., Ltd.;

•
“RMB” or “Renminbi” is to Renminbi, the legal currency of the PRC;

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•
“Shanghai Financing Guarantee” is to Shanghai 360 Financing Guarantee Co., Ltd. (now known as Shanghai Qiyaoxin Technology Co., Ltd.);

•
“Shanghai Qibutianxia” is to Shanghai Qibutianxia Information Technology Co., Ltd. (formerly known as Beijing Qibutianxia Technology Co., Ltd.);

•
“Shanghai Qiyu” is to Shanghai Qiyu Information & Technology Co., Ltd.;

•
“US$” or “U.S. dollars” is to United States dollars, the lawful currency of the United States;

•
“U.S. GAAP” is to accounting principles generally accepted in the United States; and

•
all references to “RMB” or “renminbi” are to the legal currency of China, all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States, and all references to “HK$” or “Hong Kong dollars” are to the legal currency of Hong Kong. Unless otherwise stated, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this document were made at a rate of RMB6.6981 to US$1.00, the exchange rate on June 30, 2022 set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

In addition, unless the context indicates otherwise, for the discussion of our business references in this prospectus supplement to:
•
“180 day+ vintage delinquency rate” is to a percentage, which is equal to (i) the total amount of principal for all loans facilitated by our Group in a fiscal quarter that become delinquent for more than 180 days, less the total amount of recovered past due principal for all loans facilitated by our Group that were delinquent for more than 180 days in the same fiscal quarter, divided by (ii) the total initial principal amount of loans facilitated by our Group in such fiscal quarter; loans under Intelligent Credit Engine and other technology solutions are not included in the delinquency rate calculation;

•
“30 day collection rate” is to a percentage, which is equal to (i) the amount of principal that is repaid in one month among the total amount of principal that is overdue as of a specified date, divided by (ii) the total amount of principal that is overdue as of such specified date;

•
“30 day+ delinquency rate” is to a percentage, which is equal to (i) the outstanding loan balance of on- and off-balance sheet loans facilitated by our Group that are 31 to 180 calendar days past due, divided by (ii) the total outstanding loan balance of on- and off-balance sheet loans facilitated by our Group across our platform as of a specific date; loans that are charged-off and loans under Intelligent Credit Engine and other technology solutions are not included in the delinquency rate calculation;

•
“30 day+ vintage delinquency rate” is to a percentage, which is equal to (i) the total amount of principal for all loans facilitated by our Group in a fiscal quarter that become delinquent for more than 30 days, less the total amount of recovered past due principal for all loans facilitated by our Group that were delinquent for more than 30 days in the same fiscal quarter, divided by (ii) the total initial principal amount of loans facilitated by our Group in such fiscal quarter; loans under Intelligent Credit Engine and other technology solutions are not included in the delinquency rate calculation;

•
“90 day+ delinquency rate” is to a percentage, which is equal to (i) the outstanding loan balance of on- and off-balance sheet loans facilitated by our Group that are 91 to 180 calendar days past due, divided by (ii) the total outstanding loan balance of on- and off-balance sheet loans facilitated by our Group across our platform as of a specific date; loans that are charged-off and loans under Intelligent Credit Engine and other technology solutions are not included in the delinquency rate calculation;

•
“Capital-light model” is to a comprehensive suite of technology-enabled loan facilitation services spanning the loan lifecycle, from borrower acquisition, technology empowerment in credit assessment to post-facilitation services, under which we currently do not take any credit risk;

•
“Credit-Tech” is to credit technology services, which refer to services using technology solutions to empower and enhance credit services, and are characterized by distinguished efficiency and quality;

•
“loan facilitation volume” is to the total principal amount of loans facilitated or originated by, as the context mandates, a Credit-Tech platform, a traditional financial institution or other market players in the credit industry; in the context of loan facilitate volume of loans facilitated or originated by us, the total principal

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amount of loans facilitated or originated during the given period, including loan volume facilitated through Intelligence Credit Engine (ICE) and other technology solutions;
•
“outstanding loan balance” is to the total amount of principal outstanding for loans facilitated or originated by a Credit-Tech platform, as the context mandates, a traditional financial institution or other market players in the credit industry at the end of each period; in the context of the outstanding balance of loans facilitated or originated by us, the total amount of principal outstanding for loans facilitated or originated at the end of each period, including loan balance for ICE and other technology solutions excluding loans delinquent for more than 180 days;

•
“repeat borrower contribution” or “loan origination contributed by repeat borrowers” is to a percentage, the numerator of which is the principal amount of loans borrowed during that period by borrowers who had historically made at least one successful drawdown, and the denominator of which is the total loan facilitation volume through our platform during that period;

•
“SME” is to small- and micro-enterprises and owners of small- and micro-enterprises; and

•
“users with approved credit lines” are to users who have submitted their credit applications and are approved with a credit line at the end of each period.

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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to 360 DigiTech, Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under 360 DigiTech, Inc., CIK number 0001741530.
We incorporate by reference the documents listed below in this prospectus supplement:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022 (File No. 001-38752), or our 2021 Form 20-F;

•
our current report on Form 6-K furnished to the SEC on June 13, 2022 (File No. 001-38752), as amended, including Exhibit 4.1, entitled “Rights Agreement, dated as of June 9, 2022, between 360 DigiTech, Inc. and American Stock Transfer & Trust Company, LLC, which includes the form of Rights Certificate as Exhibit A and the form of Summary of Rights to Purchase Class A Ordinary Shares as Exhibit B”;

•
our current report on Form 6-K furnished to the SEC on November 14, 2022 (File No. 001-38752), as amended, or the Super 6-K, including Exhibit 99.1, entitled “360 DigiTech, Inc. Supplemental and Updated Disclosures”;

•
our current report on Form 6-K furnished to the SEC on November 14, 2022 (File No. 001-38752), as amended, including Exhibit 99.1, entitled “Audited consolidated financial statements of 360 DigiTech Inc. as of and for the six months ended June 30, 2022”, and Exhibit 99.2, entitled “Unaudited interim condensed consolidated financial statements of 360 DigiTech Inc. as of and for the nine months ended September 30, 2022”;

•
the description of the securities contained in our registration statement on Form 8-A filed with the SEC on December 4, 2018 and the amendment No. 1 to Form 8-A filed with the SEC on December 11, 2018, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•
with respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
360 DigiTech, Inc.
7/F Lujiazui Finance Plaza
No. 1217 Dongfang Road
Pudong New Area, Shanghai 200122, People’s Republic of China
Tel: +86 10 5244 7655
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference may contain forward-looking statements that involve risks and uncertainties and reflect our current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include, but are not limited to, statements relating to, among other things:
•
our goals and strategies;

•
our future business development, financial conditions and results of operations;

•
our proposed use of proceeds from the sale of equity securities;

•
the expected growth of the Credit-Tech industry in China;

•
our expectations regarding demand for and market acceptance of our Credit-Tech products;

•
our expectations regarding keeping and strengthening our relationships with borrowers, financial institution partners, data partners and other parties we collaborate with;

•
competition in our industry; and

•
relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein. You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

S-viii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully, especially the risks of investing in the ADSs discussed under “Risk Factors” of this prospectus supplement, under “Item 3.D. Key Information — Risk Factors” in our 2021 Form 20-F and under “Risk Factors” of the Super 6-K. Our 2021 Form 20-F which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, the Super 6-K, and our current report on Form 6-K furnished to the SEC on November 14, 2022 which contains our audited consolidated financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and our unaudited interim condensed consolidated financial statements as of September 30, 2022 and for the nine months ended September 30, 2022 are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us and prepared by Shanghai iResearch Co., Ltd, China, or iResearch, an independent research firm, to provide information regarding our industry. We refer to this report as the iResearch Report.
Who We Are Today
Established in 2016, we are a Credit-Tech platform in China that provides a comprehensive suite of technology services to assist financial institutions and consumers and SMEs in the loan lifecycle, ranging from borrower acquisition, preliminary credit assessment, fund matching and post-facilitation services, with 360 Jietiao app as our primary user interface. We are dedicated to making credit services more accessible and personalized to consumers and SMEs through Credit-Tech services to financial institutions, whereby we deploy our technology solutions to help financial institutions identify the diversified needs of consumers and SMEs, effectively access prospective borrowers that are creditworthy through multi-channels, enhance credit assessment on prospective borrowers, and manage credit risks and improve collection strategies and efficiency, among others. With user insights distilled from long-term engagement with users across life and business scenarios enabled by AI and data analytics, our technology solutions empower financial institutions across different stages of the loan lifecycle, enabling them to extend the reach of services and satisfy the financing needs of consumers and SMEs, and deliver to users more accessible credit services. In turn, we derive service fees from our technology solutions to financial institutions as our primary source of revenue streams. As of June 30, 2022, we had cumulatively facilitated approximately RMB1,127.5 billion (US$168.3 billion) of loans to 25.6 million borrowers. As of the same date, we had 41.3 million users with approved credit lines, accumulatively. As of June 30, 2022, the outstanding balance of consumer loans facilitated by us reached RMB131.1 billion (US$19.6 billion). With a focus on the consumer Credit-Tech market, we have been gradually expanding our services to the SME Credit-Tech market.
We bear credit risks under credit-driven services, under which we either provide guarantee services against potential default risks for the loans funded by our financial institution partners or fund certain loans through trusts and ABSs or Fuzhou Microcredit. As of June 30, 2022, the outstanding loan balance under credit-driven services was RMB67.9 billion (US$10.1 billion). As of June 30, 2022, we recorded guarantee liabilities-contingent for off-balance sheet loans facilitated under credit-driven services of RMB3.3 billion (US$496 million). During the Track Record Period, our repayments to financial institution partners relating to guarantee liabilities-contingent, net of subsequent recoveries from the borrowers, were RMB2.9 billion, RMB3.9 billion, RMB3.3 billion and RMB2.1 billion (US$318 million) in 2019, 2020, 2021 and the six months ended June 30, 2022, respectively.
Drawing on our proprietary technologies, we brought forth an intuitive digital platform enabling financial institutions to offer borrowers revolving lines of credit with flexible loan tenors, available through convenient application processes on our platform. Prospective borrowers are able to obtain a line of credit and select from our diversified loan product portfolio the one that best fits their needs typically within a few minutes after the application is submitted. In this timeframe, our system on the back-end is able to complete credit profiling and fraud detection on a given prospective borrower, matching such borrower and our financial institution partners based on their risk preferences, as well as assisting our financial institution partners in advanced credit assessment and final credit approval. For the six months ended June 30, 2022, 97% of our user profiling and evaluation is automatically completed via AI-enabled algorithms.

Our value proposition is to connect financial institutions and borrowers through our technology innovations, transforming credit services in a way that is more accessible to consumers and SMEs, while empowering financial institutions across different stages of the loan lifecycle. In particular, we believe our services provide substantial value to the following industry participants:
•
Financial institution partners.   We offer technology-driven services, empowering our financial institution partners with an efficient online lending process. Our technology infrastructure seamlessly integrates with those of our financial institution partners, providing them a wide range of technology solutions that collectively deliver real-time automatic borrower acquisition as well as enhanced credit screening, post-facilitation services and other aspects of operations. We avail our financial institution partners of a rapidly growing base of quality borrowers, an expanded scale of credit assets and improved risk-adjusted returns. As of June 30, 2022, we had established partnerships with a total of 133 financial institutions cumulatively, including national and regional banks and consumer finance companies which are non-banking financial institutions that provide loans to individuals for the purpose of consumption.

•
Consumers.   We target the large and growing population of consumers whose credit demands are underserved or unserved by traditional financial institutions. Such population typically has limited credit history and stable income with promising growth potentials and has great user lifetime values. However, in lack of effective measures to screen off the risk associated therewith, credit services from traditional financial institutions have not effectively penetrated this group. Leveraging our advanced technology and credit profiling capabilities, we are able to effectively identify users with low delinquency risks and convert them into borrowers, thereby enabling financial institutions to extend their borrower reach while availing these borrowers of suitable, easy-to-access financial products with sufficient lines of credit, reasonable pricing and high levels of flexibility. We believe we are chosen by our users because of our well-established industry reputation and the convenient, fast, intuitive and transparent user experience that we offer through our platform.

•
SMEs.   Since late 2020, we have begun facilitating tailored loan products to quality SMEs. We believe this group is unserved or underserved by traditional financial institutions, which typically focus on providing services to larger enterprises with a long credit history and operating track record, and with tangible collateral for loans. Drawing on our data analytics and credit profiling capabilities, we are equipped to identify those SMEs who are less likely to carry delinquency risks despite their lack of sufficient credit records and tangible collaterals, and convert them into borrowers of our financial institution partners. The tailored products extended through our platform are flexible, collateral-free and satisfactory to the SMEs’ credit needs.

Our Strengths
We believe that the following competitive strengths contribute to our success and growth:
•
Distinct competitive edge in a massive and growing market with high entry barrier;

•
Strong technology and innovation capabilities;

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Robust credit assessment capabilities repeatedly validated by the market;

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Multichannel and efficient user acquisition with a broad user base;

•
Diversified funding sources supported by a broad network of financial institution partners; and

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Experienced management team and entrepreneurial company culture.

Our Growth Strategies
We intend to pursue our mission and vision and grow our business by pursuing the following strategies:
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Further penetrate the consumer Credit-Tech market;

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Advance our technology and risk management empowerment capabilities;

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Further develop our capital-light model and technology solutions;

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Strengthen our partnerships with financial institution partners; and

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Further develop our business in the SME Credit-Tech market.

Summary of Risk Factors
Investing in our class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.” In addition, you should carefully consider the matters discussed under “Item 3.D. Key Information — Risk Factors” in our 2021 Form 20-F and under “Risk Factors” in Exhibit 99.1 to the Super 6-K, as well as other documents incorporated by reference into the accompanying prospectus.
Risks Related to Our Business and Industry
•
The Credit-Tech industry is rapidly evolving, which makes it difficult to effectively assess our future prospects;

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We have a limited operating history and are subject to credit cycles and the risk of deterioration of credit profiles of borrowers;

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We are subject to uncertainties surrounding regulations and administrative measures of the loan facilitation business. If any of our business practices are deemed to be non-compliant with applicable laws and regulations, our business, financial condition and results of operations would be adversely affected;

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We are subject to uncertainties surrounding regulations and administrative measures of micro-lending business and financing guarantee business. If any of our business practices are deemed to be non-compliant with such laws and regulations, our business, financial condition and results of operations would be adversely affected;

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We are subject to uncertainties surrounding regulations and administrative measures of credit reporting business. If any of our business practices is deemed to be non-compliant with such laws and regulations, our business, financial condition and results of operations would be materially and adversely affected;

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The pricing of loans facilitated through our platform may be deemed to exceed interest rate limits imposed by regulations;

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Our transaction process may result in misunderstanding among borrowers;

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Fraudulent activity on our platform could negatively impact our operating results, brand and reputation and cause the use of loan products facilitated by us and our services to decrease;

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We rely on our proprietary credit profiling model in assessing the creditworthiness of borrowers and the risks associated with loans. If our model is flawed or ineffective, or if we otherwise fail or are perceived to fail to manage the default risks of loans facilitated through our platform, our reputation and market share would be materially and adversely affected, which would severely impact our business and results of operations; and

•
We rely on our risk management team to establish and execute our risk management policies. If our risk management team or key members of such team were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Risks Related to Our Corporate Structure
•
We are a Cayman Islands holding company with no equity ownership in the VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs, with which we have maintained contractual arrangements. Investors in the ADSs thus are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. The PRC regulatory authorities could disallow the VIEs structure pursuant to the new regulations promulgated by the PRC government, which would likely result in a material adverse change in our operations, and the ADSs or our class A ordinary shares may decline significantly in value;
•
We rely on contractual arrangements with the VIEs and the shareholders of the VIEs for all of our business operations, which may not be as effective as direct ownership in providing operational control;

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Any failure by the VIEs or the shareholders of the VIEs to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business;

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The registered shareholders of the VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition;

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Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment; and

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We may lose the ability to use and enjoy assets held by the VIEs that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Risks Related to Doing Business in China
•
The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections;

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The ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or completely investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment;

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The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of the ADSs;

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us;

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations; and

•
The approval of and filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

Risks Related to the ADSs and Our Class A Ordinary Shares
•
As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

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The market price for the ADSs or our class A ordinary shares may be volatile.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs and/or our class A ordinary shares and trading volume could decline.

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Techniques employed by short sellers may drive down the market price of the ADSs or our class A ordinary shares.

Risks Related to the Global Offering
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An active trading market for our class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our class A ordinary shares might fluctuate significantly.

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Since there will be a gap of several days between pricing and trading of our class A ordinary shares, the price of the ADSs traded on Nasdaq may fall during this period and could result in a fall in the price of our class A ordinary shares to be traded on the Hong Kong Stock Exchange.

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There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of the ADSs or deposits of our class A ordinary shares in, or withdrawals of our class A ordinary shares from, the ADS facility following our initial public offering in Hong Kong and listing of our class A ordinary shares on the Hong Kong Stock Exchange.

•
Purchasers of our class A ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional class A ordinary shares in the future.

Our Shareholding and Corporate Structure
Our Major Shareholder
As of the date of this prospectus supplement, Mr. Hongyi Zhou, or Mr. Zhou, our chairman of the board of directors, is interested in approximately 14.3% of our total issued share capital, representing approximately 75.0% of the aggregate voting power of our total issued and outstanding ordinary shares, after taking into account the super-voting rights of the 39,820,586 class B ordinary shares controlled by Mr. Hongyi Zhou through Aerovene Company Limited. Immediately upon the completion of our secondary listing on the Hong Kong Stock Exchange, all the class B ordinary shares will be converted into class A ordinary shares on a one-for-one basis pursuant to the conversion notice delivered by Aerovane Company Limited to the Company. As a result, no class B ordinary shares of us will be issued or outstanding. Immediately following the completion of the Global Offering, Mr. Zhou will be interested in approximately 14.1% of our total issued ordinary shares, representing approximately 14.1% of the aggregate voting power of our total issued and outstanding ordinary shares. For additional information, see “Principal Shareholders,” as well as other documents that are incorporated by reference into this prospectus supplement.
Unwinding of Dual Class Voting Structure
Under our dual class voting structure, our share capital comprises class A ordinary shares and class B ordinary shares. Each class B ordinary share is entitled to 20 votes, and each class A ordinary share is entitled to one vote on all matters subject to vote at a general meeting of us. Immediately following the completion of the Global Offering, there will be no class B ordinary shares issued or outstanding.
We will hold a general meeting of shareholders within six months after the listing of our class A ordinary shares on the Hong Kong Stock Exchange for the purpose of approving the proposals to amend and restate our articles of association to unwind our dual class voting structure, among other things. Mr. Hongyi Zhou and each of our directors and executive officers have irrevocably undertaken to us to be present (whether in person or by proxy) at this general meeting of shareholders and to vote (if applicable) in favor of the resolution to unwind our dual class voting structure. If such resolution are not passed at this general meeting of shareholders, we will continue to put forth such resolution at each subsequent annual general meeting of shareholders, and Mr. Hongyi Zhou and each of our directors and executive officers have irrevocably undertaken to us continue to be present and vote (if applicable) in favor of such resolutions at such a meetings.
Shareholder Rights Plan
On June 9, 2022, our board of directors authorized the grant of one right, or a Right, for each our outstanding ordinary share to shareholders as recorded in the register of members at the close of business on June 17, 2022, or the Record Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 9, 2022, as the same may be amended from time to time. Or the Rights Agreement, between the Company and American Stock Transfer & Trust Company, LLC. Initially, each Right entitles the registered holder to acquire from us one class A ordinary share or any other shares resulting from successive changes or reclassifications of our class A ordinary shares at a Purchase Price, as defined in the Rights Agreement, per class A ordinary share. Our board of directors adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more of our ordinary shares without the approval of our board of directors. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving us that is not approved by our board of directors. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by our board of directors. For details, please refer to “Description of our Share Capital — Shareholder Rights Plan” on the base prospectus that was included in the registration statement on Form F-3 (File No. 333-268425), which we filed with the SEC on November 17, 2022, and the Super 6-K, which is incorporated in this prospectus by reference.
Our VIE Structure
The following diagram illustrates our corporate structure, including our significant subsidiaries and consolidated variable interest entities of the Company as of September 30, 2022:

(1)
Each of Shanghai Qiyu and Fuzhou Financing Guarantee is wholly owned by Shanghai Qibutianxia, whose shareholders are beneficial owners of the shares of our company. Shanghai Financing Guarantee is owned by Beijing Zhongxin Baoxin Technology Co., Ltd. and Beijing Qicaitianxia Technology Co., Ltd., which are in turn wholly owned by Shanghai Qibutianxia.

Recent Developments
Financial Results as of and for the Nine Months Ended September 30, 2022
The following sets forth a summary of our selected unaudited condensed consolidated financial data as of and for the nine months ended September 30, 2022. Our selected unaudited condensed consolidated statements of operations data as of and for the nine months ended September 30, 2022 may not be indicative of our financial results for future interim periods or for the full year ended December 31, 2022. This information should be read together with our unaudited interim condensed consolidated financial statements in Exhibit 99.2, entitled “Unaudited interim condensed consolidated financial statements of 360 DigiTech Inc. as of and for the nine months ended September 30, 2022”, to our current report on Form 6-K furnished to the SEC on November 14, 2022. The financial results as of and for the nine months ended September 30, 2022 include translations of financial data in RMB into U.S. dollars for the convenience of the reader. These translations were made at a rate of RMB7.1135 to US$1.00, the exchange rate on September 30, 2022 as set forth in the H.10 statistical release published by the Federal Reserve Board.
Selected Unaudited Condensed Consolidated Statements of Operations Data for the Nine Months Ended September 30, 2022
The following table sets forth our selected unaudited condensed consolidated statements of operations data in absolute amounts and as percentages of our total net revenues for the periods presented:
	Nine months ended September 30,
	2021		2022
	RMB	%	RMB	US$	%
	(in thousands, except for percentages) (unaudited)
Net revenue
Credit-driven services	7,476,006	61.2	8,809,503	1,238,420	69.7
Loan facilitation and servicing fees-capital heavy	1,846,102	15.1	1,724,628	242,444	13.6
Financing income	1,468,075	12.0	2,485,871	349,458	19.7
Revenue from releasing of guarantee liabilities	4,088,453	33.5	4,522,107	635,708	35.8
Other services fees	73,376	0.6	76,897	10,810	0.6
Platform services	4,737,574	38.8	3,837,872	539,520	30.3
Loan facilitation and servicing fees-capital light	4,192,673	34.3	3,169,165	445,514	25.0
Referral services fees	442,889	3.6	468,031	65,795	3.7
Other services fees	102,012	0.9	200,676	28,211	1.5
Total net revenue	12,213,580	100.0	12,647,375	1,777,940	100.0
Operating costs and expenses(1)
Facilitation, origination and servicing	1,662,927	13.6	1,787,872	251,335	14.1
Funding costs	245,995	2.0	366,105	51,466	2.9
Sales and marketing	1,462,210	12.0	1,791,761	251,882	14.2
General and administrative	416,777	3.4	318,869	44,826	2.5
Provision for loans receivable	742,286	6.1	1,098,859	154,475	8.7
Provision for financial assets receivable	173,661	1.4	279,361	39,272	2.2
Provision for accounts receivable and contract assets	286,202	2.4	170,787	24,009	1.4

	Nine months ended September 30,
	2021		2022
	RMB	%	RMB	US$	%
	(in thousands, except for percentages) (unaudited)
Provision for contingent liabilities	1,918,899	15.7	3,305,458	464,674	26.1
Total operating costs and expenses	6,908,957	56.6	9,119,072	1,281,939	72.1
Income from operations	5,304,623	43.4	3,528,303	496,001	27.9
Interest income, net	109,790	0.9	126,007	17,714	1.0
Foreign exchange gain (loss)	17,897	0.2	(155,241)	(21,823)	(1.2)
Other income, net	38,737	0.3	227,485	31,979	1.8
Investment gain (loss)	10,115	0.1	(8,996)	(1,265)	(0.1)
Income before income tax expense	5,481,162	44.8	3,717,558	522,606	29.4
Income taxes expense	(1,021,956)	(8.4)	(579,891)	(81,520)	(4.6)
Net income	4,459,206	36.4	3,137,667	441,086	24.8
Net (income) loss attributable to non-controlling interests	(42)	(0.0)	14,505	2,039	0.1
Net income attributable to ordinary shareholders of the Company	4,459,164	36.4	3,152,172	443,125	24.9

Note:
(1)
Share-based compensation expenses were allocated as follows:

	Nine months ended September 30,
	2021	2022
	RMB	RMB	US$
	(in thousands) (unaudited)
Facilitation, origination and servicing	53,116	53,490	7,520
Sales and marketing expenses	8,933	2,409	339
General and administrative expenses	134,322	92,484	13,001
Total	196,371	148,383	20,860
Nine Months Ended September 30, 2022 Compared to Nine Months Ended September 30, 2021
Net revenue
Our total net revenue increased by 3.6% from RMB12,214 million for the nine months ended September 30, 2021 to RMB12,647 million (US$1,778 million) for the same period of 2022, primarily due to the growth of our Credit-Tech business. Within our total revenue, the amount derived from credit-driven services increased by 17.8% from RMB7,476 million for the nine months ended September 30, 2021 to RMB8,810 million (US$1,238 million) for the same period of 2022, and the amount derived from platform services decreased by 19.0% from RMB4,738 million for the nine months ended September 30, 2021 to RMB3,838 million (US$540 million) for the same period of 2022.
•
Loan facilitation and servicing fees.   Loan facilitation and servicing fees decreased under the credit-driven services from RMB1,846 million for the nine months ended September 30, 2021 to RMB1,725 million (US$242 million) for the same period of 2022, primarily due to lower average pricing of the off-balance sheet loans under credit-driven services. Loan facilitation and servicing fees decreased under the platform services from RMB4,193 million for the nine months ended September 30, 2021 to RMB3,169 million (US$446 million) for the same period of 2022, primarily due to lower loan facilitation volume and lower average pricing through the capital-light model under our platform services.

•
Financing income.   Financing income increased from RMB1,468 million for the nine months ended September 30, 2021 to RMB2,486 million (US$349 million) for the same period of 2022, primarily due to the increase in outstanding on-balance sheet loan balance.

•
Revenue from releasing of guarantee liabilities.   Revenue from releasing of guarantee liabilities increased from RMB4,088 million for the nine months ended September 30, 2021 to RMB4,522 million (US$636 million) for the same period of 2022. This increase was in line with the increase in average outstanding balance of off-balance sheet loans under credit-driven services during the period.

•
Referral services fees.   Referral services fees increased from RMB443 million for the nine months ended September 30, 2021 to RMB468 million (US$66 million) for the same period of 2022, primarily due to the growth in facilitation volume through Intelligent Credit Engine (ICE), and partially offset by decrease in transaction volume for referral services.

Operating costs and expenses
Operating costs and expenses increased from RMB6,909 million for the nine months ended September 30, 2021 to RMB9,119 million (US$1,282 million) for the same period of 2022, primarily due to the increase in provision for contingent liabilities.
•
Facilitation, origination and servicing.   Facilitation, origination and servicing costs increased from RMB1,663 million for the nine months ended September 30, 2021 to RMB1,788 million (US$251 million) for the same period of 2022, primarily due to the increase of collection fee of RMB130 million (US$18 million) as a result of the growth in loan facilitation volume and balance.

•
Sales and marketing.   Sales and marketing expenses increased from RMB1,462 million for the nine months ended September 30, 2021 to RMB1,792 million (US$252 million) for the same period of 2022, primarily due to a more proactive user acquisition strategy focusing on higher quality users.

•
General and administrative.   General and administrative expenses decreased from RMB417 million for the nine months ended September 30, 2021 to RMB319 million (US$45 million) for the same period of 2022, primarily due to lower professional service fees and our continued effort to improve operational efficiency.

•
Funding costs. Funding costs increased from RMB246 million for the nine months ended September 30, 2021 to RMB366 million (US$51 million) for the same period of 2022, mainly due to an increase in funding from ABSs and trusts.

•
Provision for loans receivable.   Provision for loans receivable increased from RMB742 million for the nine months ended September 30, 2021 to RMB1,099 million (US$154 million) for the same period of 2022, which was primarily due to the growth in on-balance sheet loans and reflected our consistent approach in assessing provisions commensurate with the underlying loan profile.

•
Provision for financial assets receivable.   Provision for financial assets receivable increased from RMB174 million for the nine months ended September 30, 2021 to RMB279 million (US$39 million) for the same period of 2022. The increase was primarily attributable to an increase in facilitation volume of off-balance sheet loans under credit-driven services and reflected our consistent approach in assessing provisions commensurate with the underlying loan profile.

•
Provision for accounts receivable and contract assets.   Provision for accounts receivable and contract assets decreased from RMB286 million for the nine months ended September 30, 2021 to RMB171 million (US$24 million) for the same period of 2022, primarily attributable to the decrease in loan facilitation volume under capital-light model.

•
Provision for contingent liabilities.   Provision for contingent liabilities increased from RMB1,919 million for the nine months ended September 30, 2021 to RMB3,305 million (US$465 million) for the same period of 2022, which was mainly due to an increase in facilitation volume of off-balance sheet loans under credit-driven services and reflected our consistent approach in assessing provisions commensurate with the underlying loan profile.

Interest income, net
Interest income, net was RMB126 million (US$18 million) for the nine months ended September 30, 2022, compared to RMB110 million for the same period of 2021, mainly due to the increase in net interest earned from bank deposits.

Other income, net
Other income increased from RMB39 million for the nine months ended September 30, 2021 to RMB227 million (US$32 million) for the same period of 2022, mainly due to the increase of government grants.
Income tax expense
Income tax expense was RMB580 million (US$82 million) for the nine months ended September 30, 2022, compared to RMB1,022 million for the same period of 2021. Excluding share-based compensation expense which is not tax deductible in China, the effective tax rate was 15.0% for the nine months ended September 30, 2022, compared to 18.0% for the same period of 2021.
Net income
Net income was RMB3,138 million (US$441 million) for the nine months ended September 30, 2022, compared to RMB4,459 million for the same period of 2021.
Selected Unaudited Condensed Consolidated Balance Sheets Data as of September 30, 2022
The following table sets forth our current assets and current liabilities as of the dates indicated.
	As of December 31,	As of September 30,
	2021	2022
	RMB	RMB	US$
	(in thousands)
		(unaudited)
Current assets:
Cash and cash equivalents	6,116,360	7,219,700	1,014,929
Restricted cash	2,643,587	3,009,630	423,087
Short term investments	—	30,000	4,217
Security deposit prepaid to third-party guarantee companies	874,886	549,548	77,254
Funds receivable from third party payment service providers	153,151	983,851	138,308
Accounts receivable and contract assets, net	3,097,254	3,109,128	437,074
Financial assets receivable, net	3,806,243	3,321,117	466,875
Amounts due from related parties	837,324	518,001	72,819
Loans receivable, net	9,844,481	14,002,507	1,968,441
Prepaid expenses and other assets	383,937	534,340	75,116
Total current assets	27,757,223	33,277,822	4,678,120
	As of December 31,	As of September 30,
	2021	2022
	RMB	RMB	US$
	(in thousands)
		(unaudited)
Current liabilities:
Payable to investors of the consolidated trusts-current	2,304,518	6,173,089	867,799
Accrued expenses and other current liabilities	2,258,329	2,267,693	318,787
Amounts due to related parties	214,057	203,324	28,583
Short term loans	397,576	639,764	89,937

	As of December 31,	As of September 30,
	2021	2022
	RMB	RMB	US$
	(in thousands)
		(unaudited)
Guarantee liabilities-stand ready	4,818,144	4,385,117	616,450
Guarantee liabilities-contingent	3,285,081	3,404,333	478,574
Income tax payable	624,112	683,342	96,063
Other tax payable	241,369	186,270	26,185
Total current liabilities	14,143,186	17,942,932	2,522,378
Net current assets	13,614,037	15,334,890	2,155,742
The following table sets forth our non-current assets and non-current liabilities as of the dates indicated.
	As of December 31,	As of September 30,
	2021	2022
	RMB	RMB	US$
	(in thousands)
		(unaudited)
Non-current assets:
Accounts receivable and contract assets, net-noncurrent	223,474	298,161	41,915
Financial assets receivable, net-noncurrent	597,965	755,977	106,274
Amounts due from related parties	140,851	72,245	10,156
Loans receivable, net-noncurrent	2,859,349	3,289,501	462,431
Property and equipment, net	24,941	25,170	3,538
Land use rights, net	1,018,908	1,003,366	141,051
Intangible assets	4,961	4,835	680
Deferred tax assets	834,717	1,170,598	164,560
Other non-current assets	42,606	64,702	9,097
Total non-current assets	5,747,772	6,684,555	939,702
	As of December 31,	As of September 30,
	2021	2022
	RMB	RMB	US$
	(in thousands)
		(unaudited)
Non-current liabilities:
Deferred tax liabilities	121,426	196,517	27,626
Payable to investors of the consolidated trusts-noncurrent	4,010,597	3,802,348	534,526
Other long-term liabilities	13,177	31,067	4,366
Total non-current liabilities	4,145,200	4,029,932	566,518
Non-controlling interests	12,746	88,241	12,405
TOTAL EQUITY	15,216,609	17,989,513	2,528,926
Our net assets increased from RMB15,217 million as of December 31, 2021 to RMB17,990 million (US$2,529 million) as of September 30, 2022, primarily due to our net income of RMB3,138 million (US$441 million) generated for the nine months ended September 30, 2022, partially offset by the dividends distributions of RMB683 million (US$96 million) to shareholders.

Our net current assets increased from RMB13,614 million as of December 31, 2021 to RMB15,335 million (US$2,156 million) as of September 30, 2022 primarily due to an increase of RMB5,521 million (US$776 million) in our total current assets mainly attributable to an increase of RMB4,158 million (US$585 million) in net loans receivable and an increase of RMB1,103 million (US$155 million) in cash and cash equivalents, partially offset by an increase of RMB3,800 million (US$534 million) in our total current liabilities mainly attributable to an increase of RMB3,869 million (US$544 million) in payable to investors of the consolidated trusts-current.
Selected Unaudited Condensed Consolidated Statements of Cash Flows Data
The following table presents our selected consolidated cash flows data for the periods indicated.
	Nine months ended September 30,
	2021	2022
	RMB	RMB	US$
		(in thousands) (unaudited)
Summary Consolidated Cash Flows Data:
Net cash provided by operating activities	3,778,316	4,130,038	580,590
Net cash (used in) investing activities	(5,718,813)	(5,675,628)	(797,867)
Net cash provided by financing activities	1,806,770	3,010,269	423,176
Effect of foreign exchange rate changes	(2,709)	4,704	663
Net (decrease) increase in cash and cash equivalents	(136,436)	1,469,383	206,562
Cash, cash equivalents, and restricted cash at the beginning of period	6,774,266	8,759,947	1,231,454
Cash, cash equivalents, and restricted cash at the end of period	6,637,830	10,229,330	1,438,016
Operating activities
Net cash provided by operating activities was RMB4,130 million (US$581 million) for the nine months ended September 30, 2022. The difference between net cash provided by operating activities and the net income of RMB3,138 million (US$441 million) mainly resulted from (i) adding back non-cash item share-based compensation of RMB148 million (US$21 million), (ii) adding back non-cash item provision for loans receivable, financial assets receivables and other receivables of RMB1,549 million (US$218 million) and (iii) adding back non-cash item provision for contingent liabilities of RMB3,305 million (US$465 million), partially offset by additional RMB4,226 million (US$595 million) used for working capital. The change in cash used for working capital was mainly a result of a RMB3,619 million (US$509 million) increase in guarantee liabilities. The increase of these working capital items was the result of our rapid expansion of business.
Investing activities
Net cash used in investing activities was RMB5,676 million (US$798 million) for the nine months ended September 30, 2022, which was primarily attributable to investment in loans receivable of RMB41,317 million (US$5,808 million), partially offset by the collection of investment in loans receivable of RMB35,696 million (US$5,018 million). The net outflow of loans investment mainly resulted from the growth of on-balance sheet lending.
Financing activities
Net cash provided by financing activities was RMB3,010 million (US$423 million) for the nine months ended September 30, 2022, which was primarily attributable to RMB6,817 million (US$958 million) cash received from investors of the consolidated trusts and RMB190 million (US$27 million) received from short-term loans, partially offset by cash paid to investors of the consolidated trusts of RMB3,209 million (US$451 million) and dividend paid to shareholders of RMB784 million (US$110 million).

Selected Operating Data as of and for the Nine Months Ended September 30, 2022
As of September 30, 2022, the number of cumulative users with approved credit lines increased to 43.0 million from 41.3 million as of June 30, 2022. The number of cumulative borrowers was 26.3 million as of September 30, 2022, compared to 25.6 million as of June 30, 2022. In addition, the cumulative number of financial institution partners with which we collaborated increased to 141 as of September 30, 2022 from 133 as of June 30, 2022.
Our total loan facilitation volume amounted to RMB307.8 billion for the nine months ended September 30, 2022, representing an increase of 18.3% from RMB260.2 billion for the same period of 2021. In particular, loans facilitated by us under platform services accounted for approximately 54.7% and 56.1% of our total loan facilitation volume for the nine months ended September 30, 2021 and 2022, respectively. As of September 30, 2022, the total outstanding loan balance facilitated through our platform was RMB160.0 billion, representing an increase of 6.3% from RMB150.5 billion as of June 30, 2022. The 90 day+ delinquency rate of loans facilitated through our platform improved to 2.3% as of September 30, 2022, compared to 2.6% as of June 30, 2022, mainly attributable to our continued optimization of user acquisition.
Quarterly Dividend
Our board of directors has approved a dividend of US$0.08 per ordinary share, or US$0.16 per ADS, for the third fiscal quarter of 2022 in accordance with our dividend policy, which is expected to be paid on January 18, 2023 to shareholders of record as of the close of business on December 12, 2022.
Recent Regulatory Developments
Information security and privacy protection
On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021 and introduces a data classification and hierarchical protection system based on a number of factors. On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, which became effective on November 1, 2021 and provides important concepts with respect to personal information processing, including “personal information,” “processing of personal information,” and “personal information processor.” On July 7, 2022, the CAC published Outbound Data Transfer Security Assessment Measures, which took effect on September 1, 2022 and outline the potential security assessment process for outbound data transfer. On November 14, 2021, the CAC released the Draft Regulations on Network Data Security, which provide for several circumstances under which a cybersecurity review will be imposed on a data processor. On December 28, 2021, the CAC, the NDRC, the MIIT, and several other PRC governmental authorities jointly issued the Measures for Cybersecurity Review(2021 Revision), which became effective on February 15, 2022 and require critical information infrastructure operators (“CIIO”) to apply for cybersecurity review if they procure internet products and services that affect or may affect national security. The Measures for Cybersecurity Review (2021 Revision) also stipulate that network platform operators holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before listing on a foreign stock exchange. Although our Group possesses personal information of over one million users, based on the consultation with China Cybersecurity Review Technology and Certification Center, which is delegated by the CAC with the authority to address public inquiries relating to the cybersecurity review under the Measures for Cybersecurity Review (2021 Revision), a listing in Hong Kong is not deemed as “listing on a foreign stock exchange” under the Measures for Cybersecurity Review (2021 Revision) and we are not required to proactively apply for a cybersecurity review as stated in Article 7 thereof. Furthermore, pursuant to the Measures for Cybersecurity Review (2021 Revision), the Cybersecurity Review Office under the CAC, with the approval of the CAC, may initiate the cybersecurity review against the relevant operators if the relevant authorities believe that the network products or services or data processing activities of such operators affect or may affect national security. The Article 10 of the Measures for Cybersecurity Review (2021 Revision) provides the key factors that the CAC would consider when assessing the national security risks of the relevant activities in the cybersecurity review. See “Regulatory Overview — Regulations on Information Security and Privacy Protection” in Exhibit 99.1 to the Super 6-K for more details.
As of the date of this prospectus supplement, (i) we had not been notified by any PRC government authorities of being classified as a CIIO so we do not have to apply for the cybersecurity review which is applicable for

CIIOs that procure internet products and services that affect or may affect national security; and (ii) we have not received any inquiry, notice, warning from any PRC government authorities, and have not been subject to any investigation, sanctions or penalties made by any PRC government authorities regarding national security risks caused by our business operations or the proposed listing on the Hong Kong Stock Exchange. Furthermore, as to the factors set out in Article 10 of the Measures for Cybersecurity Review (2021 Revision), (i) we have not been identified as a CIIO by any relevant authority, and therefore, as advised by our PRC legal counsel, items (i) to (iv) of Article 10 of the Measures for Cybersecurity Review (2021 Revision) do not apply to us; (ii) as of the date of this prospectus supplement, based on the public search of our PRC legal counsel and to the best knowledge of us, no data processed by us has been included into the effective catalogue of important data or core data published by the relevant authority. In addition, we have formulated a Management System of Data Protection and dedicated significant resources to ensure data security. See “Business — Risk Management and Internal Control — Data and technology system risk management” and “Business — Technology & Security” in Exhibit 99.1 to the Super 6-K for more details. During the years ended December 31, 2019, 2020 and 2020 and the six months ended June 30, 2022, no data leakage from our Company occurred. Therefore, our PRC legal counsel is of the view that the possibility of “risk of theft, leakage or damage of core data, important data or a large amount of personal information, or illegal use of such information or illegal exit of such information” under item (v) of Article 10 of the Measures for Cybersecurity Review (2021 Revision) is remote for us up to the date of this prospectus supplement; and (iii) as advised by our PRC legal counsel, based on the consultation with China Cybersecurity Review Technology and Certification Center, item (vi) of Article 10 does not apply to us because listing in Hong Kong should not be deemed as listing on a foreign stock exchange. Based on the foregoing, our directors and our PRC legal counsel are of the view that the likelihood of our business operations or the proposed listing on the Hong Kong Stock Exchange being deemed as affecting national security based on the factors set out in Article 10 of the Measures for Cybersecurity Review (2021 Revision) is remote.
The Draft Regulations on Network Data Security, stipulate that data processing activities carried out through networks as well as the supervision and regulation of network data security within the territory of the PRC should be subject to the Draft Regulations on Network Data Security. As we operate the 360 Jietiao app in China to provide information and technology services to financial institution partners, consumers and SMEs, our PRC legal counsel is of the view that the Draft Regulations on Network Data Security may be applicable to us if they are implemented in their current form. As of the date of this prospectus supplement, we had neither been and involved in any investigations on cybersecurity review conducted by the CAC nor received any warning or sanctions in this regard. In addition, we have adopted internal measures regarding data security and personal information protection to ensure compliance with relevant laws and regulations.
Based on the foregoing, our directors and our PRC legal counsel are of the view that we would be able to comply with the Draft Regulations on Network Data Security and the Measures for Cybersecurity Review (2021 Revision) in all material aspects and the Draft Regulations on Network Data Security and the Measures for Cybersecurity Review (2021 Revision) will not have any material adverse effect on our business operations or the proposed listing on the Hong Kong Stock Exchange, assuming the Draft Regulations on Network Data Security are fully adopted and implemented in the current form.
Having taken into account the views of our directors and our PRC legal counsel, which are concurred by the PRC legal counsel of the Joint Sponsors, and based on the independent due diligence work conducted by the Joint Sponsors, nothing material has come to the attention of the Joint Sponsors, who are not legal experts, that would cause them to question the views of our directors and our PRC legal counsel that the Draft Regulations on Network Data Security and the Measures for Cybersecurity Review (2021 Revision) will not have any material adverse effect on our business operations or the proposed listing on the Hong Kong Stock Exchange, assuming the Draft Regulations on Network Data Security are fully adopted and implemented in the current form.
However, given the Measures for Cybersecurity Review (2021 Revision) were recently promulgated, and the Draft Regulations on Network Data Security have not come into effective as of the date of this prospectus supplement, there are uncertainties as to the interpretation, application and enforcement of the Measures for Cybersecurity Review (2021 Revision) and the Draft Regulations on Network Data Security. We will closely monitor the legislative process and seek guidance from relevant regulatory authorities in a timely manner to ensure our compliance with relevant laws and regulations applicable to us.

Overseas listings
On December 24, 2021, the CSRC issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Provisions, and a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Administration Measures, for public comments. The Draft Provisions and the Draft Administration Measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. See “Regulatory Overview — Overseas Listings” in Exhibit 99.1 to the Super 6-K.
Based on the public search conducted by our PRC legal counsel and to the best of our knowledge, our proposed listing on the Hong Kong Stock Exchange does not fall within any of the forbidden circumstances under the Draft Provisions and the Draft Administrative Measures as of the date of this prospectus supplement. Therefore, if the Draft Provisions and the Draft Administrative Measures become effective in their current form, subject to the specific filing procedures expected to be detailed in the subsequent implementation rules, we do not foresee any material impediment for us to comply with the Draft Provisions and the Draft Administrative Measures. In addition, during the years ended December 31, 2019, 2020 and 2020 and the six months ended June 30, 2022 and up to the date of this prospectus supplement, we had not received any warning, sanctions, or any regulatory objection regarding the proposed listing on the Hong Kong Stock Exchange or our Contractual Arrangements from the CSRC or any other PRC government authorities that have jurisdiction over our operations.
Based on the foregoing, our PRC legal counsel is of the view that the Draft Provisions and the Draft Administrative Measures allow PRC domestic companies with a VIE structure which complies with applicable PRC laws and regulations to conduct overseas offerings and listings, and do not raise additional compliance requirements for business operations of such PRC companies. Based on the foregoing analysis, with the advice of our PRC legal counsel, our directors do not foresee the Draft Provisions and the Draft Administrative Measures, should they become effective in their current forms, would have a material adverse impact on our ability to operate our business under the contractual arrangements.
As advised by our PRC legal counsel, there is no explicit PRC laws and regulations which prohibit us from offering and listing on an overseas stock exchange. Based on the foregoing, our directors and PRC legal counsel are of the view that assuming the Draft Provisions and the Draft Administrative Measures are adopted in their current forms, as long as we comply with all relevant legal requirements, take all necessary steps, and submit all relevant materials in accordance with the Draft Provisions and the Draft Administrative Measures, there is not any material legal impediment in obtaining the approval from and completing the filing procedure with the CSRC for the Global Offering. However, as advised by our PRC legal counsel, there are uncertainties as to the implementation and interpretation of these draft regulations. The period for which the CSRC solicits comments on these drafts ended on January 23, 2022. As of the date of this prospectus supplement, the Draft Provisions and Draft Administrative Measures are still in draft form and there is no schedule for the adoptions of such drafts, and it remains unclear whether the versions adopted will have any further material changes. Currently, in relation to the Draft Provisions and Draft Administrative Measures, we are not required to conduct any filing with any authorities or comply with any approval or verification for the proposed listing on the Hong Kong Stock Exchange. There remain uncertainties about how these drafts will be enacted, interpreted or implemented and how they will affect the proposed listing on the Hong Kong Stock Exchange.
The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit the ADSs or our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States or other foreign exchange.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and our auditor is subject to this determination. In May 2022, the SEC conclusively listed 360 DigiTech, Inc. as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States in 2024 if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China, or in 2023 if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. As a result, the Nasdaq may determine to delist our securities. The related risks and uncertainties could cause the value of the ADSs to significantly decline.
On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections” in our 2021 Form 20-F and “Risk Factors — Risks Related to Doing Business in China — The ADSs will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or completely investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in Exhibit 99.1 to the Super 6-K.
Our Holding Company Structure and Contractual Arrangements
360 DigiTech, Inc. is not a Chinese operating company but rather a Cayman Islands holding company that does not conduct business directly and has no equity ownership in its VIEs. Investors in ADSs or our class A ordinary shares are purchasing equity interest in a holding company incorporated in the Cayman Islands and not in an operating entity. As a holding company, we conduct our business primarily through our subsidiaries, the VIEs and their subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, 360 DigiTech, Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIEs. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to 360 DigiTech, Inc. In addition, our PRC subsidiaries are permitted to pay dividends to 360 DigiTech, Inc. only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries and consolidated variable interest entities are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. As used in this prospectus supplement, each of “we,” “us,” “our company,” “our,” or “360 DigiTech,” refers to 360 DigiTech, Inc., its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIEs and their subsidiaries in China, including but not limited to Shanghai Qiyu, Fuzhou Financing Guarantee and Shanghai Financing Guarantee. Investors in the ADSs are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.
A series of contractual agreements, including (i) powers of attorney, equity pledge agreements and loan agreements, which provide us with effective control over the VIEs in China, (ii) exclusive consultation and service agreements, which allow us to receive economic benefits from the VIEs in China, and (iii) exclusive option agreements, which provide us with the option to purchase the equity interests in, and assets of, the VIEs. Terms contained in each set of contractual arrangements with the VIEs and their respective shareholders are substantially similar. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with our VIEs and Their Shareholder” in our 2021 Form 20-F.
However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. All of these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements between us and the VIEs will be resolved through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes arising from these contracts would be resolved in accordance with PRC legal procedures. These arrangements have not been tested in arbitral tribunals or courts. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States, and the uncertainties involved in it could limit our ability to enforce these contractual arrangements. Further, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure —  We rely on contractual arrangements with our VIEs and the shareholders of our VIEs for all of our business operations, which may not be as effective as direct ownership in providing operational control” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Any failure by our VIEs or the shareholders of our VIEs to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business” in our 2021 Form 20-F.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and its nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries and VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Risk Factors — Risks Related to Corporate Structure” in Exhibit 99.1 to the Super 6-K.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries, the VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries, the VIEs or their subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, our PRC subsidiaries and the VIEs in China, including, among others, financing guarantee business license owned by Fuzhou Financing Guarantee and Shanghai Financing Guarantee, value-added telecommunications license owned by Shanghai Qiyu, the incorporation approval of Fuzhou Microcredit. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more detailed information, see “Item 3.D. Key Information — Risk Factors — Risks Related to Our Business and Industry — We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” in our 2021 Form 20-F.
Furthermore, we and the VIEs may be required to obtain permissions from or complete the filing procedures with the China Securities Regulatory Commission, or the CSRC, and may be required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, in case of any future issuance of securities to foreign investors. Any failure to obtain or delay in obtaining such approval or completing such procedures would subject us to sanctions by the CSRC, CAC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the ADSs. See “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China — The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of the ADSs” in our 2021 Form 20-F and “Risk Factors — Risks Related to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required if we conduct offshore offerings in the future, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in Exhibit 99.1 to the Super 6-K.
Cash and Asset Flows Through Our Organization
360 DigiTech, Inc. is a holding company with no material operations of its own. We conduct our operations in China primarily through our subsidiaries and the VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, 360 DigiTech, Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIEs.
If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to 360 DigiTech, Inc. In addition, our PRC subsidiaries are permitted to pay dividends to 360 DigiTech, Inc. only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries and consolidated variable interest entities are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Holding Company Structure” in our 2021 Form 20-F. For risks relating to the fund flows of our operations in China, see “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” in our 2021 Form 20-F.
Under PRC laws and regulations, our PRC subsidiaries and consolidated variable interest entities are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or the SAFE, and payment of withholding tax. As a result of these PRC laws and regulations, amounts restricted include paid-in capital, capital reserve and statutory reserves of the PRC entities of our company’s which is RMB2,615.9 million, RMB2,740.4 million and RMB8,283.6 million (US$1,237 million) as of December 31, 2019, 2020 and 2021, respectively. Our PRC subsidiaries, the VIEs and their subsidiaries generate their revenue primarily in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to pay dividends to us. In addition, under the Enterprise Income Tax Law of the PRC, or the EIT Law, and its implementation rules, profits of a FIE generated in or after 2008 that are distributed to its immediate holding company outside Mainland China are subject to withholding tax at a rate of 10%, unless the foreign holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. For example, a holding company in Hong Kong, subject to approval of the PRC local tax authority, will be eligible to a 5% withholding tax rate under the Arrangement Between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital if such holding company is considered to be a non-PRC resident enterprise and holds at least 25% of the equity interests in the PRC FIE distributing the dividends. However, if the Hong Kong holding company is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividend will remain subject to withholding tax at a rate of 10%. See also “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment” in Exhibit 99.1 to the Super 6-K and “Item 5. Operating And Financial Review And Prospects — B. Liquidity and Capital Resources — Holding Company

Structure” in our 2021 Form 20-F. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until any of them generates accumulated profits and meets the requirements for statutory reserve funds.
Under PRC law, 360 DigiTech, Inc. may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements. 360 DigiTech, Inc. has extended loans to our PRC subsidiaries and VIEs since 2018. The related cash flows include: (i) a net repayment of RMB29.2 million and RMB67.2 million by PRC subsidiaries in 2019 and 2020, respectively, and a net funding of RMB51.7 million (US$7.7 million) to PRC subsidiaries in 2021; and (ii) a net repayment of RMB229.5 million, RMB3.6 million and RMB205.5 million (US$30.7 million) by the VIEs in 2019, 2020 and 2021, respectively.
The VIEs may transfer cash to our relevant WFOE by paying service fees according to the exclusive consultation and service agreements. The VIEs agree to pay our WFOE service fees, the amount of which are subject to adjustment at our WFOE’s sole discretion taking into consideration of the complexity of the services, the actual cost that may be incurred for providing such services, as well as the value and comparable price on the market of the service provided, among others. Our WFOE would have the exclusive ownership of all the intellectual property rights created as a result of the performance of the exclusive consultation and service agreement, to the extent permitted by applicable PRC laws. In 2019, 2020 and 2021, service fees charged and paid to our WFOE by the VIEs in China amounted to RMB4.3 million, RMB89.7 million and RMB5,001.9 million (US$746.8 million), respectively. In 2019, 2020 and 2021, service fees charged and paid to our other PRC subsidiaries by the VIEs in China amounted to nil, RMB286.4 million and RMB616.5 million (US$92.0 million), respectively.
In 2019 and 2020, the VIEs in China extended loans to our PRC subsidiaries with a net cash outflow of RMB40.2 million and RMB20.0 million, respectively. In 2021, our PRC subsidiaries paid up the outstanding loans and started to extend loans to the VIEs in China with a net cash outflow of RMB3,658.3 million (US$546.2 million). In 2019, 2020 and 2021, the total amount of service fees charged and paid to our VIEs in China by our PRC subsidiaries under the shared service agreement was RMB4.6 million, RMB20.3 million and RMB258.2 million (US$38.6 million), respectively.
In 2019, 2020 and 2021, no assets other than cash flows discussed above were transferred through our organization.
We intend to declare and distribute a recurring cash dividend every fiscal quarter, starting from the third fiscal quarter of 2021, at an amount equivalent to approximately 15% to 20% of our company’s net income after tax for such quarter based upon our operations and financial conditions, and other relevant factors, subject to adjustment and determination by the board of directors of 360 DigiTech, Inc. Since we currently have sufficient cash at 360 DigiTech, Inc. to pay dividends, we intend to reinvest undistributed profits of our subsidiaries in our operations in China. See “Dividend Policy.” For details about the amounts of the quarterly dividend we paid in the past, please refer to Exhibit 99.1, entitled “Audited consolidated financial statements of 360 DigiTech Inc. as of and for the six months ended June 30, 2022”, to our current report on Form 6-K furnished to the SEC on November 14, 2022. For PRC and United States federal income tax considerations of an investment in the ADSs, see “Taxation.”
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within Mainland China, assuming that we determine to pay a dividend from PRC subsidiaries to overseas entities in the future:
Taxation Scenario(1)
(Statutory Tax and Standard Rates)
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%(3)	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering book to tax adjustment, is assumed to equal taxable income in China.

(2)
Assume all the profits of VIEs could be distributed to the PRC subsidiaries in a tax free manner.

Certain of our subsidiaries and VIEs and their subsidiaries qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.
Financial Information Related to our VIEs
The following table presents the condensed consolidated schedule of financial position, results of operations and cash flows data for our Company, the consolidated VIEs and other subsidiaries as of the dates or for the periods presented, as the case maybe.
Selected Condensed Consolidated Statements of Income Information
	For the Year Ended December 31, 2021
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Total net revenues	15,657,693	—	6,646,999	(5,669,047)	16,635,645
Total operating costs and expenses	14,025,365	51,233	1,187,973	(5,415,125)	9,849,446
Income (loss) from operations	1,632,328	(51,233)	5,459,026	(253,922)	6,786,199
Income (loss) before income tax expense	1,821,437	(56,749)	5,511,943	(253,922)	7,022,709
Net income (loss)	1,314,343	(56,749)	4,760,841	(253,922)	5,764,513
Net income (loss) attributable to ordinary shareholders of the Company	1,331,597	(56,749)	4,760,799	(253,922)	5,781,725
	For the Year Ended December 31, 2020
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Total net revenues	13,146,052	—	1,325,096	(907,194)	13,563,954
Total operating costs and expenses	10,080,665	16,453	282,711	(606,033)	9,773,796
Income (loss) from operations	3,065,387	(16,453)	1,042,385	(301,161)	3,790,158
Income (loss) before income tax expense	3,334,648	(4,030)	1,052,288	(301,161)	4,081,745
Net income (loss)	2,848,966	(4,030)	951,934	(301,161)	3,495,709
Net income (loss) attributable to ordinary shareholders of the Company	2,848,966	(4,030)	952,831	(301,161)	3,496,606

	For the Year Ended December 31, 2019
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Total net revenues	8,596,654	—	632,146	(8,953)	9,219,847
Total operating costs and expenses	5,810,090	12,922	261,770	241,474	6,326,256
Income (loss) from operations	2,786,564	(12,922)	370,376	(250,427)	2,893,591
Income (loss) before income tax expense	2,859,300	(12,248)	370,662	(250,427)	2,967,287
Net income (loss)	2,426,948	(12,248)	337,031	(250,427)	2,501,304
Net income (loss) attributable to ordinary shareholders of the Company	2,426,948	(12,248)	337,322	(250,427)	2,501,595
Selected Condensed Consolidated Balance Sheets Information
	As of December 31, 2021
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Cash and cash equivalents	4,605,851	7,117	1,503,392	—	6,116,360
Restricted cash	2,643,587	—	—	—	2,643,587
Security deposit prepaid to third-party guarantee companies	874,886	—	—	—	874,886
Accounts receivable and contract assets, net	2,350,775	—	969,953	—	3,320,728
Financial assets receivable, net	4,404,208	—	—	—	4,404,208
Loans receivable, net	12,703,830	—	—	—	12,703,830
Land use rights, net	1,018,908	—	—	—	1,018,908
Intercompany receivables	2,493,660	1,711,633	4,823,879	(9,029,172)	—
Investments in subsidiaries and VIEs	—	14,032,928	1,399,998	(15,432,926)	—
Total assets	33,145,997	15,761,812	9,059,284	(24,462,098)	33,504,995
Payable to investors of the consolidated trusts-current	2,304,518	—	—	—	2,304,518
Guarantee liabilities-stand ready	4,818,144	—	—	—	4,818,144
Guarantee liabilities-contingent	3,285,081	3,285,081
Income tax payable	449,553	—	174,559	—	624,112
Payable to investors of the consolidated trusts-noncurrent	4,010,597	—	—	—	4,010,597
Intercompany payables	6,493,367	—	2,535,805	(9,029,172)	—
Total liabilities	23,790,132	557,949	2,969,477	(9,029,172)	18,288,386
Total equity	9,355,865	15,203,863	6,089,807	(15,432,926)	15,216,609

	As of December 31, 2020
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Cash and cash equivalents	3,709,740	19,560	689,116	—	4,418,416
Restricted cash	2,355,850	—	—	—	2,355,850
Security deposit prepaid to third-party guarantee companies	915,144	—	—	—	915,144
Accounts receivable and contract assets, net	2,624,294	—	78,171	—	2,702,465
Financial assets receivable, net	4,125,931	—	84,877	—	4,210,808
Loans receivable, net	7,553,042	—	35,272	—	7,588,314
Intercompany receivables	1,315,646	1,593,585	912,129	(3,821,360)	—
Investments in subsidiaries and VIEs	—	7,940,534	900,000	(8,840,534)	—
Total assets	24,615,835	9,564,894	2,868,470	(12,661,894)	24,387,305
Payable to investors of the consolidated trusts-current	3,117,634	—	—	—	3,117,634
Guarantee liabilities-stand ready	4,173,497	—	—	—	4,173,497
Guarantee liabilities-contingent	3,543,454	—	—	—	3,543,454
Income tax payable	1,151,275	—	76,039	—	1,227,314
Payable to investors of the consolidated trusts-noncurrent	1,468,890	—	—	—	1,468,890
Intercompany payables	2,411,185	—	1,410,175	(3,821,360)	—
Total liabilities	17,104,312	84,316	1,538,947	(3,821,360)	14,906,215
Total equity	7,511,523	9,480,578	1,329,523	(8,840,534)	9,481,090
	As of December 31, 2019
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Cash and cash equivalents	1,829,395	6,905	271,823	—	2,108,123
Restricted cash	1,727,727	—	—	—	1,727,727
Security deposit prepaid to third-party guarantee companies	932,983	—	—	—	932,983
Accounts receivable and contract assets, net	2,133,339	—	218,533	—	2,351,872
Financial assets receivable, net	1,824,008	—	147,816	—	1,971,824
Loans receivable, net	9,238,242	—	1,323	—	9,239,565
Intercompany receivables	1,016,899	1,624,749	75,385	(2,717,033)	—
Investments in subsidiaries and VIEs	—	5,566,792	900,000	(6,466,792)	—
Total assets	20,755,954	7,219,025	1,564,447	(9,183,825)	20,355,601
Payable to investors of the consolidated trusts-current	4,423,717	—	—	—	4,423,717
Guarantee liabilities-stand ready	2,106,211	—	105,914	—	2,212,125
Guarantee liabilities-contingent	734,730	—	—	—	734,730
Income tax payable	1,035,887	—	20,332	—	1,056,219
Payable to investors of the consolidated trusts-noncurrent	3,442,500	—	—	—	3,442,500
Intercompany payables	1,670,984	—	1,046,049	(2,717,033)	—
Total liabilities	14,663,006	5,583	1,189,315	(2,717,033)	13,140,871
Total equity	6,092,948	7,213,442	375,132	(6,466,792)	7,214,730

Selected Condensed Consolidated Cash Flows Information
	For the Year Ended December 31, 2021
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Net cash provided by (used in) operating activities	1,273,002	(25,552)	4,542,250	—	5,789,700
Net cash (used in) provided by investing activities	(6,047,434)	(153,778)	(3,675,260)	3,812,144	(6,064,328)
Net cash provided by (used in) financing activities	5,958,279	169,291	(51,706)	(3,812,144)	2,263,720
	For the Year Ended December 31, 2020
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Net cash provided by (used in) operating activities	4,935,904	(1,679)	391,585	—	5,325,810
Net cash (used in) provided by investing activities	932,141	(70,776)	(59,350)	90,755	892,770
Net cash provided by (used in) financing activities	(3,364,319)	86,305	86,369	(90,755)	(3,282,400)
	For the Year Ended December 31, 2019
	VIEs	The Company	Subsidiaries	Eliminations	Consolidated Total
	(RMB in thousands)
Net cash provided by (used in) operating activities	2,839,085	(33,600)	167,590	—	2,973,075
Net cash (used in) provided by investing activities	(8,899,002)	(294,330)	(1,654)	334,545	(8,860,441)
Net cash provided by (used in) financing activities	7,940,466	(3,080)	105,017	(334,545)	7,707,858
Public Offering and Listing in Hong Kong
We are offering 5,540,000 class A ordinary shares, par value US$0.00001 per share, as part of a Global Offering, consisting of an international offering of 4,980,000 class A ordinary shares offered hereby, and a Hong Kong public offering of 560,000 class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for class A ordinary shares sold in the United States, as well as for shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our class A ordinary shares on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code 3660.”
Fungibility and Interchange between ADSs and Class A Ordinary Shares
All class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange.

Holders of class A ordinary shares registered on the Hong Kong share register will be able to convert these class A ordinary shares into ADSs, and vice versa. See “Interchange between Class A Ordinary Shares and ADSs.”
In connection with the Hong Kong public offering, and to facilitate fungibility and interchange between ADSs and class A ordinary shares and trading between the Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued class A ordinary shares from our principal register of members maintained in the Cayman Islands to our Hong Kong share register.
It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered class A ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors — Risks Related to the Global Offering — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of the ADSs or deposits of our class A ordinary shares in, or withdrawals of our class A ordinary shares from, the ADS facility following our initial public offering in Hong Kong and listing of our class A ordinary shares on the Hong Kong Stock Exchange.”
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.
Corporate Information
Our principal executive offices are located at 7/F Lujiazui Finance Plaza, No. 1217 Dongfang Road, Pudong New Area, Shanghai 200122, People’s Republic of China. Our telephone number at this address is +86 21 5835-7668. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate internet address is https://ir.360shuke.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE GLOBAL OFFERING
Public Offering Price
HK$50.03, or US$6.37, per class A ordinary share
The Global Offering
We are offering 5,540,000 class A ordinary shares in the Global Offering, consisting of an international offering of 4,980,000 class A ordinary shares offered hereby, and a Hong Kong public offering of 560,000 class A ordinary shares. For more information, see “Underwriting.”
Options to Purchase Additional Class A Ordinary Shares from Us
We have granted the international underwriters an option, exercisable by Citigroup Global Markets Asia Limited, the stabilizing manager, on its own or through its affiliates and agents, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 830,000 class A ordinary shares at the public offering price. The stabilizing manager, through its affiliate, has entered into a borrowing arrangement with Splendid Tiger Limited to facilitate the settlement of over-allocations.
Ordinary Shares Outstanding Immediately After the Global Offering
318,062,703 class A ordinary shares (or 318,892,703 class A ordinary shares if the stabilizing manager (or its affiliates and agents) exercises in full, on behalf of the international underwriters, their option to purchase additional class A ordinary shares), assuming no further class A ordinary shares are issued under our 2018 and 2019 Share Incentive Plans.
Use of Proceeds
We estimate that we will receive net proceeds from the Global Offering of approximately HK$169.7 million, or US$21.6 million, based on an exchange rate of HK$7.8499 to US$1.00, after deducting underwriting fees and the offering expenses payable by us.
We expect to use the net proceeds from the Global Offering for research and development to enhance our technology and credit assessment capabilities, and develop more diversified technology solutions in response to the evolving needs of financial institutions and fine-tune our services and solutions over the course of the next 3 years, for further penetrating the Credit-Tech Industry and expanding user base over the course of the next 3 years, and for general corporate purposes and working capital needs.
See “Use of Proceeds” for more information.
Lock-up
We and our directors and executive officers have agreed with the underwriters not to, without the prior written consent of Citigroup Global Markets Limited and China International Capital Corporation Hong Kong Securities Limited offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or publicly announce the intention to enter into any of the foregoing transactions of any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, for a period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date. The foregoing lock-up restrictions are subject to certain exceptions for each party. See “Shares Eligible for Future Sales” and “Underwriting” for more information.
Risk Factors
You should carefully read “Risk Factors” beginning on page S-27 and the other information included in this prospectus supplement and the accompanying prospectus, our 2021 Form 20-F, Exhibit 99.1 to the Super 6-K, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our class A ordinary shares.
Hong Kong Stock Exchange Code for the Class A Ordinary
Shares
3660
Payment and Settlement
The underwriters expect to deliver the class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around November 29, 2022.

RISK FACTORS
An investment in our class A ordinary shares involves significant risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F, Exhibit 99.1 to the Super 6-K and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our class A ordinary shares could decline, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Related to the ADSs and Our Class A Ordinary Shares
As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.
As we are applying for listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the proposed listing on the Hong Kong Stock Exchange, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Codes on Takeovers and Mergers and Share Buybacks issued by the Securities and Futures Commission of Hong Kong, or the Takeovers Codes, and the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), or the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.
Our second amended and restated memorandum and articles of association, as adopted by a special resolution passed on October 22, 2018 and effective on December 14, 2018, or Articles of Association, are specific to us and include certain provisions that may be different from the requirements under the Hong Kong Listing Rules and common practices in Hong Kong. We will put forth resolutions to our shareholders at the first general meeting to be convened by us within six months after the proposed listing on the Hong Kong Stock Exchange to put forth for voting, amongst others, the amended Articles of Association to be adopted by our Company, following the Listing to amend certain provisions of our Articles in order to comply with the relevant Hong Kong Listing Rules.
Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of ADSs and our class A ordinary shares over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO, which could result in us having to amend our corporate structure and memorandum and articles of association and our incurring of incremental compliance costs.
The market price for the ADSs or our class A ordinary shares may be volatile.
The trading prices of the ADSs or our class A ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. The trading prices of the ADSs ranged from US$11.79 to US$44.05 in 2021. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other listed internet or other companies based in China that have listed their securities in the United States and/or in Hong Kong in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States and/or Hong Kong in general, which consequently may impact the trading performance of ADSs and/or our class A ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of ADSs and/or our class A ordinary shares.
In addition to the above factors, the price and trading volume of ADSs and/or our class A ordinary shares may be highly volatile due to multiple factors, including the following:
•
regulatory developments affecting us, our users, or our industry;

•
deterioration of the collaboration relationship with 360 Group;

•
conditions in the Credit-Tech industry;

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announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

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changes in the economic performance or market valuations of other Credit-Tech platforms;

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actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

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changes in financial estimates by securities research analysts;

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announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

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additions to or departures of our senior management;

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detrimental negative publicity about us, our management or our industry;

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fluctuations of exchange rates among Renminbi, the Hong Kong dollar and the U.S. dollar;

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release or expiry of lock-up or other transfer restrictions on the ADSs or our outstanding ordinary shares; and

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sales or perceived potential sales of additional ADSs or class A ordinary shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs and/or our class A ordinary shares and trading volume could decline.
The trading market for the ADSs and/or our class A ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the ADSs and/or our class A ordinary shares or publish inaccurate or unfavorable research about our business, the market price for the ADSs and/or our class A ordinary shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs and/or our class A ordinary shares to decline.
Techniques employed by short sellers may drive down the market price of the ADSs or our class A ordinary shares.
Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding relevant issuers and their business prospects in order to create negative market sentiment or momentum and generate profits for themselves after selling securities short.
Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholders’ equity, and any investment in the ADSs or our class A ordinary shares could be greatly reduced or rendered worthless.
The different characteristics of the capital markets in Hong Kong and the United States may negatively affect the trading prices of the ADSs and/or our class A ordinary shares.
Upon the Listing, we will be subject to Hong Kong and United States regulatory requirements concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of the ADSs and our class A ordinary shares may not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our class A ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our class A ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of the ADSs may not be indicative of the trading performance of our class A ordinary shares after the Global Offering.
Exchange between the ADSs and our class A ordinary shares may adversely affect the liquidity and/or trading price of each other.
The ADSs are currently traded on Nasdaq. Subject to compliance with U.S. securities law and the terms of the Deposit Agreement, holders of our class A ordinary shares may deposit class A ordinary shares with the depositary in exchange for the issuance of the ADSs. Any holder of the ADSs may also surrender the ADSs and withdraw the underlying class A ordinary shares represented by the ADSs pursuant to the terms of the Deposit Agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of our class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on Nasdaq may be adversely affected.
The time required for the exchange between the ADSs and our class A ordinary shares might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of class A ordinary shares into ADSs involves costs.
There is no direct trading or settlement between Nasdaq and the Hong Kong Stock Exchange on which the ADSs and our class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of our class A ordinary shares in exchange for ADSs or the withdrawal of our class A ordinary shares underlying the

ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of our class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of our class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange our class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
Although we adopted regular quarterly dividend policy in 2021, we cannot assure you that our existing dividend policy will not change in the future or the amount of dividends that you may receive, neither can we guarantee that we will have sufficient profits, reserves set aside from profits or otherwise funds to justify and enable dividend declaration and payment in compliance with laws for any fiscal quarter and, therefore, you may need to rely on price appreciation of the ADSs and/or our class A ordinary shares as the sole source for return on your investment.
On November 15, 2021, our board of directors approved a quarterly cash dividend policy. Under the policy, we will declare and distribute a recurring cash dividend every fiscal quarter, starting from the third fiscal quarter of 2021, at an amount equivalent to approximately 15% to 20% of our net income after tax for such quarter. The determination to make dividend distributions and the exact amount of such distributions in any particular quarter will be based upon our operations and financial conditions, and other relevant factors, and subject to adjustment and determination by the board of directors.
Despite a regular dividend policy being in place, before any dividend is declared and paid for any fiscal quarter, we need to have enough profits to justify such declaration and payment, or we need to have sufficient reserves set aside from profits previously generated that our board of directors determines are no longer needed. In addition, we must be able to pay our debts as they fall due in the ordinary course of business immediately following the dividend payment. We cannot assure you that we will be able to meet all of such conditions to enable dividend declaration and payment in compliance with laws. Even if our board of directors decides to declare and pay dividends, the timing and amount of future dividends, if any, will depend on, among other things, our future results of operations and cash flows, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, the amount of dividends that you may receive is uncertain and subject to change.
Furthermore, our regular dividend policy is subject to change at any time at the discretion of our board of directors, and there can be no assurance that we will not adjust or terminate our dividend policy in the future. Accordingly, you should not rely on your investment in the ADSs and/or our class A ordinary shares as a source for any future dividend income and the future return on your investment in the ADSs and/or our class A ordinary shares will likely depend entirely upon any future price appreciation of the ADSs and/or our class A ordinary shares. There is no guarantee that the ADSs and/or our class A ordinary shares will appreciate in value or even maintain the price at which you purchased the ADSs and/or our class A ordinary shares. You may not realize a return on your investment in the ADSs and/or our class A ordinary shares and you may even lose your entire investment in the ADSs and/or our class A ordinary shares.
Holders of ADSs are limited by the terms of the deposit agreement in terms of voting rights, and may not be able to exercise their right to direct the voting of the underlying class A ordinary shares which are represented by the ADSs.
Holders of ADSs will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings, and will only be able to exercise the voting rights which attach to the underlying class A ordinary shares which are represented by the ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from the holders of ADSs, if we asked the depositary to solicit such instructions, the depositary will endeavor to vote the underlying class A ordinary shares represented by the ADSs in accordance with such instructions. If we do not instruct the depositary to solicit, the holders of ADSs can still send voting instructions to the depositary and the depositary may, but it is not required, to endeavor to carry out those instructions. The holders of

ADSs will not be able to directly exercise any right to vote with respect to the underlying class A ordinary shares unless they withdraw the shares and become the registered holder of such shares prior to the record date for the general meeting. If we ask the depositary to solicit ADS holders’ voting instructions in connection with a shareholders’ meeting, we have agreed to give the depositary notice of that meeting and details of the matters to be voted upon at least thirty (30) days prior to the meeting. Under our Articles of Association, the minimum notice period required to be given by our Company to our registered shareholders for convening a general meeting is ten (10) calendar days. When a general meeting is convened, there may not be a sufficient advance notice to enable the holders of ADSs to withdraw the underlying class A ordinary shares which are represented by the ADSs and become the registered holder of such shares prior to the record date for the general meeting to allow them to attend the general meeting or to vote directly with respect to any specific matter or resolution which is to be considered and voted upon at the general meeting. In addition, under our Articles of Association, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent the holders of ADSs from withdrawing the underlying class A ordinary shares which are represented by the ADSs and becoming the registered holder of such shares prior to the record date, so that the holders of ADSs would not be able to attend the general meeting or to vote directly. Where any matter is to be put to a vote at a general meeting, the depositary will, if we request, and subject to the terms of the deposit agreement, endeavor to notify the holders of ADSs of the upcoming vote and to deliver our voting materials to the holders of ADSs. We cannot assure that the holders of ADSs will receive the voting materials in time to ensure that they can instruct the depositary to vote the underlying class A ordinary shares which are represented by the ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out voting instructions. This means that the holders of ADSs may not be able to exercise the right to direct the voting of the underlying class A ordinary shares which are represented by the ADSs, and the holders of ADSs may have no legal remedy if the underlying class A ordinary shares are not voted as requested.
The depositary for the ADSs may give us a discretionary proxy to vote our class A ordinary shares represented by the ADSs if the holders of ADSs do not instruct the depositary how to vote such shares, which could adversely affect their interests.
Under the deposit agreement for the ADSs, the depositary will give us (or our nominee) a discretionary proxy to vote the underlying class A ordinary shares represented by the ADSs at shareholders’ meetings if the holders of ADSs do not give voting instructions to the depositary as to how to vote the underlying class A ordinary shares represented by the ADSs at a meeting and as to a matter, if:
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we gave the depositary timely notice of the meeting and related voting materials;

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we confirmed to the depositary that we wish a discretionary proxy to be given;

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we confirmed to the depositary that we reasonably do not know of any substantial opposition as to a matter to be voted on at the meeting; and

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we have confirmed to the depositary that the matter voted will not have material adverse impact on shareholders.

The effect of this discretionary proxy is that, if the holders of ADSs fail to give voting instructions to the depositary as to how to vote the underlying class A ordinary shares represented by the ADSs at any particular shareholders’ meeting, they cannot prevent such underlying class A ordinary shares represented by the ADSs from being voted at that meeting, provided the other conditions described above are satisfied, and it may make it more difficult for shareholders to influence our management. Holders of our ordinary shares are not subject to this discretionary proxy.
The deposit agreement may be amended or terminated without the consent from the holders of ADSs.
We and the depositary may agree to amend the deposit agreement without the consent from the holders of ADSs. If the holders of ADSs continue to hold the ADSs after an amendment to the deposit agreement, they agree to be bound by the deposit agreement as amended. See “Interchange Between class A Ordinary Shares and ADSs” for more information.

The right of ADS holders to participate in any future rights offerings may be limited, which may cause dilution to their holdings.
We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make such rights available to ADS holders in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings in the future and may experience dilution in their holdings.
Holders of ADSs may not receive dividends or other distributions on our ordinary shares and may not receive any value for them if it is illegal or impractical to make them available to them.
The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares the ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that ADS holders may not receive distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to them. These restrictions may cause a material decline in the value of the ADSs.
Holders of the ADSs may be subject to limitations on transfer of the ADSs.
The ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
Certain judgments obtained against us by our shareholders may not be enforceable.
We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. As a result, it may be difficult or impossible for you to effect service of process within the United States or Hong Kong upon these individuals, or to bring an action against us or against these individuals in the United States or Hong Kong in the event that you believe your rights have been infringed under the U.S. federal securities laws, Hong Kong laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.
ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement or relating to the ADSs or our ordinary shares, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our class A ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.
If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has nonexclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that holders of ADSs consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.
If any holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, such holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts or Hong Kong courts may be limited, because we are incorporated under Cayman Islands law.
We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States or Hong Kong. In particular, the Cayman Islands has a less developed body of securities laws than the United States or Hong Kong. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States or Hong Kong courts.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (apart from our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Articles of Association, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States or Hong Kong.
Provisions of our rights agreement could delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our shareholders.
In June 2022, we implemented a defense mechanism against potential hostile takeovers through a shareholder rights plan pursuant to a rights agreement. The shareholder rights plan will be accounted as dividend in our financial statements. Although the rights plan will not prevent a takeover, it is intended to encourage anyone seeking to acquire our company to negotiate with our board of directors prior to attempting a takeover by potentially significantly diluting an acquirer’s ownership interest in our outstanding shares. As the shareholder rights plan generally allows shareholders, except for the acquirer who triggers the exercise of Rights, to purchase additional shares at significantly discounted market price, the potential dilution effect is dependent on the number of shares purchased by the acquirer and other factors related to the acquisition, and may not be estimated at this time. In addition, the existence of the rights plan may also discourage transactions that otherwise could involve payment of a premium over prevailing market prices for ADSs or the class A ordinary shares.
Our memorandum and articles of association contains anti-takeover provisions that could discourage a third party from acquiring us and adversely affect the rights of holders of ADSs and/or our ordinary shares.
Our Articles of Association contains certain provisions that could limit the ability of others to acquire control of our Company, including a provision that grants authority to our board of directors to issue from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. These provisions could have the effect of depriving our shareholders and ADS holders of the opportunity to sell their shares or ADSs at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our Company in a tender offer or similar transaction.
We have granted, and may continue to grant, share incentive awards, which may cause shareholding dilution to our existing shareholders and result in increased share-based compensation expenses.
In May 2018 and November 2019, we adopted our 2018 Plan and 2019 Plan, respectively, for purposes of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with ours. The 2018 Plan was later amended in November 2019, and the 2019 Plan was later amended in August 2020. We account for compensation costs for all share options using a fair-value based method and recognize expenses in our consolidated statements of comprehensive income in accordance with U.S. GAAP. Under the 2018 Plan and 2019 Plan, we are authorized to grant options to purchase ordinary shares of our Company, restricted shares and restricted share units. The maximum aggregate number of ordinary shares that may be issued under the 2018 Plan is 25,336,096. The maximum aggregate number of ordinary shares that may be issued under the 2019 Plan is 17,547,567, and may increase annually by an amount up to 1.0% of the total number of ordinary shares then issued and outstanding commencing with the first fiscal year beginning January 1, 2021 for four consecutive fiscal years or such lesser amount as determined by our board of directors. As of February 28, 2022, Shares underlying the options that have been granted and are outstanding under the 2018 Plan totaled 2,833,958 and Shares underlying the options and restricted share units that have been granted and are outstanding under the 2019 Plan amounted to 17,048,330. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, we incurred share-based compensation expenses of RMB250 million, RMB301 million, RMB254 million, RMB127 million and RMB99 million (US$15 million), respectively. We believe the granting of share incentive awards is of significant importance to our ability to attract and retain employees, and we will continue to grant share incentive awards to employees in the future. Issuance of Shares with respect to such share-based payment may dilute the shareholding percentage of our existing shareholders. Expenses incurred with respect to such share-based payment may also increase our operating expenses and therefore have a material and adverse effect on our financial performance.

The sale or availability for sale of substantial amounts of the ADSs and/or our class A ordinary shares could adversely affect their market price.
Sales of substantial amounts of the ADSs and/or our class A ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the market price of the ADSs and/or our class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ADSs or shares effectively registered with the SEC will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders or investors may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. In particular, a majority of our outstanding shares are held by venture capital or private equity fund investors that are not our affiliates. These shareholders may have varying investment horizons, cash needs and repayment obligations under certain financing arrangements, including one entered into by certain beneficial owners of our shares, who were originally organized and capitalized for the purpose of the privatization transaction of Qihoo 360 Technology Co. Ltd., and may sell their shares in reliance on Rule 144 without volume limitation.
Certain holders of our ordinary shares may cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of the ADSs to decline, which in turn may drive down the price of our class A ordinary shares.
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

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the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.
As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards.
As a Cayman Islands exempted company listed on Nasdaq, we are subject to the Nasdaq listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For example, neither the Companies Act (As Revised) of the Cayman Islands nor our Articles of Association requires a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. Currently, we rely on home country practice with respect to certain aspects of our corporate governance, including (i) the independence requirements for compensation committee and nomination committee, (ii) the requirement that a majority of the board must be independent, (iii) the requirement to hold annual general meeting, and (iv) the requirement to obtain shareholder approval prior to a plan or other equity compensation arrangement is established or materially amended. But given the other home country practice we follow, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.
We incur increased costs as a result of being a public company, particularly after we ceased to qualify as an “emerging growth company.”
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. For example, as a result of becoming a public company, we increased the number of independent directors and adopted policies regarding internal controls and disclosure controls and procedures. We have also incurred additional costs in obtaining director and officer liability insurance. In addition, we incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.
In addition, we have ceased to be an “emerging growth company” as of December 31, 2019, and therefore are no longer able to take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We have incurred significant expenses and devoted substantial management efforts, and expect to continue to do so to ensure compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.
We were named as a defendant in a putative shareholder class action lawsuit in the United States, which was dismissed in July 2022. The court entered an order of judgment in favor of Defendants in September 2022, and Plaintiff’s deadline to appeal the judgment has now lapsed. We consider the case to effectively be closed. We may be involved in more class action lawsuits in the future. See “Risk Factors — Risks Related to Our Business and Industry — We and certain of our current and former directors or officers were, and in the future may be, named as defendants in putative shareholder class action lawsuits that could have a material adverse impact on our business, financial condition, results of operations, cash flows and reputation” and “Business — Legal Proceedings and Compliance” in Exhibit 99.1 to the Super 6-K. Such lawsuits could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the lawsuits. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.
There can be no assurance that we will not be classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the ADSs or our class A ordinary shares to significant adverse United States income tax consequences.
We will be classified as a PFIC for United States federal income tax purposes for any taxable year if either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Although the law in this regard is unclear, we intend to treat our VIEs (including their respective subsidiaries, if any) as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our combined and consolidated financial statements.

There can be no assurance that we will not be or become a PFIC for the current or future taxable years because the determination of whether we will be or become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of the ADSs or our class A ordinary shares may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ADSs or our class A ordinary shares from time to time (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the stock of our VIEs for United States federal income tax purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In light of recent declines in the market price of our ADSs, the substantial amount of cash and other passive assets on our balance sheet (including the expected proceeds from the Global Offering) and the development of our business, our risk of becoming a PFIC for the current taxable year has significantly increased. In addition, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our company being or becoming a PFIC in the current or future taxable years.
If we are a PFIC in any taxable year, a U.S. Holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ADSs or our class A ordinary shares and on the receipt of distributions on the ADSs or our class A ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds the ADSs or our class A ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ADSs or our class A ordinary shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive foreign investment company rules”.
Risks Related to the Global Offering
An active trading market for our class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our class A ordinary shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for the ADSs on Nasdaq might not be indicative of those of our class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our class A ordinary shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, it is unclear whether and when our class A ordinary shares of our Company, with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our class A ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our class A ordinary shares and therefore may limit the liquidity of the trading of our class A ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our class A ordinary shares, the price of the ADSs traded on Nasdaq may fall during this period and could result in a fall in the price of our class A ordinary shares to be traded on the Hong Kong Stock Exchange.
The pricing of the class A ordinary shares offered in both the international offering and the Hong Kong public offering will be determined on the price determination date. However, our class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about several Hong Kong business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our class A ordinary shares during that period. Accordingly, holders of our class A ordinary shares are subject to the risk that the trading price of our class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the price determination date and the time trading begins. In particular, as the ADSs will continue to be traded on Nasdaq and their price can be volatile, any fall in the price of the ADSs may result in a fall in the price of our class A ordinary shares to be traded on the Hong Kong Stock Exchange.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of the ADSs or deposits of our class A ordinary shares in, or withdrawals of our class A ordinary shares from, the ADS facility following our initial public offering in Hong Kong and listing of our class A ordinary shares on the Hong Kong Stock Exchange.
In connection with our initial public offering of our class A ordinary shares in Hong Kong we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Global Offering and those that may be withdrawn from the ADSs facility, will be registered on the Hong Kong share register, and the trading of these class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share interchanges and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued class A ordinary shares from our principal register of members maintained in the Cayman Islands to our Hong Kong share register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller. See “Interchange Between Class A Ordinary Shares and ADSs — Dealings and Settlement of Class A Ordinary Shares in Hong Kong.”
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading of ADSs or deposits in or withdrawals of shares from the ADS facilities for companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading of ADSs or deposits in or withdrawals of shares from the ADS facilities for these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply these transactions, the trading price and the value of your investment in the ADSs and/or our class A ordinary shares may be affected.
Purchasers of our class A ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional class A ordinary shares in the future.
The initial Hong Kong Offer Price of our class A ordinary shares in Hong Kong is higher than the net tangible assets per Share of the outstanding class A ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our class A ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional class A ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our class A ordinary shares may experience further dilution in terms of the net tangible asset value per Share if we issue additional class A ordinary shares in the future at a price that is lower than the net tangible asset value per Share.

Risks Related to the Global Offering
An active trading market for our class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our class A ordinary shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for the ADSs on Nasdaq might not be indicative of those of our class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our class A ordinary shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, it is unclear whether and when the class A ordinary shares of our Company, with a secondary listing in Hong Kong upon the proposed listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our class A ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our class A ordinary shares and therefore may limit the liquidity of the trading of our class A ordinary shares on the Hong Kong Stock Exchange.
Since there will be a gap of several days between pricing and trading of our class A ordinary shares, the price of the ADSs traded on Nasdaq may fall during this period and could result in a fall in the price of our class A ordinary shares to be traded on the Hong Kong Stock Exchange.
The pricing of the class A ordinary shares offered in the proposed listing on the Hong Kong Stock Exchange will be determined on the price determination date. However, our class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about several Hong Kong business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our class A ordinary shares during that period. Accordingly, holders of our class A ordinary shares are subject to the risk that the trading price of our class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the price determination date and the time trading begins. In particular, as the ADSs will continue to be traded on Nasdaq and their price can be volatile, any fall in the price of the ADSs may result in a fall in the price of our class A ordinary shares to be traded on the Hong Kong Stock Exchange.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of the ADSs or deposits of our class A ordinary shares in, or withdrawals of our class A ordinary shares from, the ADS facility following our initial public offering in Hong Kong and listing of our class A ordinary shares on the Hong Kong Stock Exchange.
In connection with our initial public offering of class A ordinary shares in Hong Kong we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Global Offering and those that may be withdrawn from the ADSs facility, will be registered on the Hong Kong share register, and the trading of these class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share interchanges and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued class A ordinary shares from our principal register of members maintained in the Cayman Islands to our Hong Kong share register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller.

See “Interchange Between Class A Ordinary Shares and ADSs — Dealings and Settlement of Class A Ordinary Shares in Hong Kong” in this prospectus supplement.
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading of the ADSs or deposits in or withdrawals of shares from the ADS facilities for companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including class A ordinary shares underlying the ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading of the ADSs or deposits in or withdrawals of shares from the ADS facilities for these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply these transactions, the trading price and the value of your investment in the ADSs and/or our class A ordinary shares may be affected.
Purchasers of our class A ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional class A ordinary shares in the future.
The initial Hong Kong offer price of our class A ordinary shares in Hong Kong is higher than the net tangible assets per share of the outstanding class A ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our class A ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional class A ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our class A ordinary shares may experience further dilution in terms of the net tangible asset value per share if we issue additional class A ordinary shares in the future at a price that is lower than the net tangible asset value per share.

CERTAIN FINANCIAL DATA
The selected consolidated statements of comprehensive income data and selected consolidated statements of cash flows data for the fiscal years ended December 31, 2019, 2020 and 2021 and selected consolidated balance sheet data as of December 31, 2020 and 2021 are derived from our audited consolidated financial statements included in our 2021 Form 20-F, which is incorporated herein by reference. The following selected consolidated balance sheet data as of December 31, 2019 are derived from our audited consolidated financial statements that have not been included or incorporated herein. Our consolidated financial statements have been prepared in accordance with U.S. GAAP.
The selected audited consolidated statements of comprehensive income data and selected audited consolidated cash flows data for the six months ended June 30, 2021 and 2022 and the selected audited consolidated balance sheet data as of June 30, 2022 are derived from our audited consolidated financial statements included in Exhibit 99.1, entitled “Audited consolidated financial statements of 360 DigiTech Inc. as of and for the six months ended June 30, 2022”, to our current report on Form 6-K furnished to the SEC on November 14, 2022, which are incorporated herein by reference. The selected unaudited consolidated statements of comprehensive income data and selected unaudited consolidated statements of cash flows data for the nine months ended September 30, 2021 and 2022 and the selected unaudited consolidated balance sheets data as of September 30, 2022 are derived from our unaudited condensed consolidated interim financial statements included in Exhibit 99.2, entitled “Unaudited interim condensed consolidated financial statements of 360 DigiTech Inc. as of and for the nine months ended September 30, 2022”, to our current report on Form 6-K furnished to the SEC on November 14, 2022, which are incorporated herein by reference.
You should read the following information in conjunction with (1) our audited consolidated financial statements for the three years ended December 31, 2019, 2020 and 2021 and as of December 31, 2020 and 2021 and related notes and “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F, (2) “Financial Information” in Exhibit 99.1 to the Super 6-K, (3) our audited consolidated financial statements as of and for the six months ended June 30, 2022 and related notes in the Exhibit 99.1, entitled “Audited consolidated financial statements of 360 DigiTech Inc. as of and for the six months ended June 30, 2022”, to our current report on Form 6-K furnished to the SEC on November 14, 2022, and (4) our unaudited condensed consolidated interim financial statements as of and for the nine months ended September 30, 2022 and related notes included in Exhibit 99.2, entitled “Unaudited interim condensed consolidated financial statements of 360 DigiTech Inc. as of and for the nine months ended September 30, 2022”, to our current report on Form 6-K furnished to the SEC on November 14, 2022, as well as the other financial information included elsewhere in this prospectus supplement or the documents incorporated by reference herein. Our historical results for any prior period do not necessarily indicate our results to be expected for any future period.
Selected Consolidated Statements of Operations
The following table sets forth a summary of our consolidated results of operations for the periods presented. The results of operations in any period are not necessarily indicative of our future trends.

	For the Year Ended December 31,						For the Six Months Ended June 30,
	2019		2020		2021		2021		2022
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	US$	%
							(Unaudited)
	(in thousands, except for percentages)
Net revenue
Credit-driven services	8,013,391	86.9	11,403,675	84.1	10,189,167	61.2	4,856,038	63.8	5,868,397	876,129	69.0
Loan facilitation and servicing fees-capital heavy	6,273,131	68.0	4,596,555	33.9	2,326,027	14.0	1,265,047	16.6	1,141,771	170,462	13.4
Financing income	1,309,616	14.2	2,184,180	16.1	2,184,128	13.1	897,528	11.8	1,608,820	240,191	18.9
Revenue from releasing of guarantee liabilities	285,407	3.1	4,506,935	33.2	5,583,135	33.6	2,647,734	34.8	3,074,515	459,013	36.2
Other services fees	145,237	1.6	116,005	0.9	95,877	0.5	45,729	0.6	43,291	6,463	0.5
Platform services	1,206,456	13.1	2,160,279	15.9	6,446,478	38.8	2,744,729	36.2	2,634,849	393,373	31.0
Loan facilitation and servicing fees-capital light	814,581	8.8	1,826,654	13.5	5,677,941	34.2	2,392,602	31.5	2,128,955	317,845	25.1
Referral services fees	375,551	4.1	265,300	2.0	620,317	3.7	286,594	3.8	382,650	57,128	4.5
Other services fees	16,324	0.2	68,325	0.5	148,220	0.9	65,533	0.9	123,244	18,400	1.4
Total net revenue	9,219,847	100.0	13,563,954	100.0	16,635,645	100.0	7,600,767	100.0	8,503,246	1,269,502	100.0
Operating costs and expenses(1)
Facilitation, origination and servicing	1,083,372	11.8	1,600,564	11.8	2,252,157	13.5	1,035,735	13.6	1,170,561	174,760	13.8
Funding costs	344,999	3.7	595,623	4.4	337,426	2.0	162,242	2.1	227,630	33,984	2.7
Sales and marketing	2,851,519	30.9	1,079,494	8.0	2,090,374	12.6	884,946	11.6	1,167,657	174,327	13.7
General and administrative	428,189	4.6	455,952	3.4	557,295	3.4	243,774	3.2	216,148	32,270	2.5
Provision for loans receivable	486,991	5.3	698,701	5.2	965,419	5.8	381,887	5.0	907,317	135,459	10.7
Provision for financial assets receivable	166,176	1.8	312,058	2.3	243,946	1.5	103,576	1.4	164,217	24,517	1.9
Provision for accounts receivable and contract assets	230,280	2.5	237,277	1.7	324,605	2.0	157,116	2.1	117,025	17,471	1.4
Provision for contingent liabilities	—	—	4,794,127	35.3	3,078,224	18.5	1,220,586	16.1	2,162,638	322,873	25.4
Expense on guarantee liabilities	734,730	8.0	—	—	—	—	—	—	—	—	—
Total operating costs and expenses	6,326,256	68.6	9,773,796	72.1	9,849,446	59.3	4,189,862	55.1	6,133,193	915,661	72.1
Income from operations	2,893,591	31.4	3,790,158	27.9	6,786,199	40.7	3,410,905	44.9	2,370,053	353,841	27.9
Interest (expense) income, net	(41,707)	(0.5)	77,169	0.6	126,256	0.8	82,875	1.1	68,188	10,180	0.8
Foreign exchange (loss) gain	(24,875)	(0.3)	101,534	0.7	35,549	0.2	13,895	0.2	(86,658)	(12,938)	(1.0)
Investment income (loss)	—	—	—	—	10,115	0.1	—	0.0	(8,996)	(1,343)	(0.1)
Other income, net	140,278	1.5	112,884	0.8	64,590	0.4	50,811	0.7	203,458	30,375	2.4
Income before income tax expense	2,967,287	32.2	4,081,745	30.1	7,022,709	42.2	3,558,486	46.9	2,546,045	380,115	30.0
Income tax expense	(465,983)	(5.1)	(586,036)	(4.3)	(1,258,196)	(7.6)	(663,357)	(8.7)	(396,732)	(59,231)	(4.7)
Net income	2,501,304	27.1	3,495,709	25.8	5,764,513	34.6	2,895,129	38.2	2,149,313	320,884	25.3
Net loss (income) attributable to non-controlling interests	291	0.0	897	0.0	17,212	0.1	(42)	0.0	10,024	1,497	0.1
Net income attributable to ordinary shareholders of the Company	2,501,595	27.1	3,496,606	25.8	5,781,725	34.7	2,895,087	38.1	2,159,337	322,381	25.4

Note:
(1)
Share-based compensation expenses were allocated as follows:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2019	2020	2021	2021	2022
	RMB	RMB	RMB	RMB	RMB	US$
				(Unaudited)
	(in thousands)
Facilitation, origination and servicing	55,601	72,192	75,209	30,893	34,704	5,181
Sales and marketing expenses	6,805	8,164	12,340	5,565	525	78
General and administrative expenses	188,022	220,805	166,373	90,373	63,604	9,496
Total	250,428	301,161	253,922	126,831	98,833	14,755
Selected Consolidated Balance Sheet Data
The following table presents a summary of our consolidated balance sheet data as of the dates indicated.
	As of December 31,			As of June 30,
	2019	2020	2021	2022
	RMB	RMB	RMB	RMB	US$
	(in thousands)
Total current assets	19,503,488	21,876,042	27,757,223	30,807,848	4,599,491
Total current liabilities	9,667,187	13,384,508	14,143,186	16,823,516	2,511,684
Net current assets	9,836,301	8,491,534	13,614,037	13,984,332	2,087,807
Total non-current assets	852,113	2,511,263	5,747,772	6,858,260	1,023,911
Total non-current liabilities	3,473,684	1,521,707	4,145,200	3,821,614	570,553
Non-controlling interests	1,288	512	12,746	2,722	406
TOTAL EQUITY	7,214,730	9,481,090	15,216,609	17,020,978	2,541,165
Selected Consolidated Statements of Cash Flow Data
The following table sets forth a summary of our cash flows for the periods indicated.
	For the Year Ended December 31,			For the Six Months Ended June 30,
	2019	2020	2021	2021	2022
	RMB	RMB	RMB	RMB	RMB	US$
				(Unaudited)
	(in thousands)
Summary Consolidated Cash Flows Data:
Net cash provided by operating activities	2,973,075	5,325,810	5,789,700	2,001,639	2,537,911	378,900
Net cash (used in)/provided by investing activities	(8,860,441)	892,770	(6,064,328)	(2,287,998)	(2,694,432)	(402,267)
Net cash provided by/(used in) financing activities	7,707,858	(3,282,400)	2,263,720	1,351,545	2,129,177	317,877
Net increase in cash and cash equivalents	1,822,254	2,938,416	1,985,681	1,062,434	1,970,279	294,155
Cash, cash equivalents, and restricted cash at the beginning of year	2,013,596	3,835,850	6,774,266	6,774,266	8,759,947	1,307,826
Cash, cash equivalents, and restricted cash at the end of year	3,835,850	6,774,266	8,759,947	7,836,700	10,730,226	1,601,981

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with U.S. GAAP, we use adjusted income from operations (non-GAAP financial measure) and adjusted net income (non-GAAP financial measure) in evaluating our operating results and for financial and operational decision-making purposes. We believe that adjusted income from operations (non-GAAP financial measure) and adjusted net income (non-GAAP financial measure) help identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that we include in results based on U.S. GAAP, and provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.
We define adjusted income from operations (non-GAAP financial measure) as income from operation excluding share-based compensation expenses which are non-cash in nature. We define adjusted net income (non-GAAP financial measure) as net income excluding share-based compensation expenses which are non-cash in nature.
However, these non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools. Our non-GAAP financial information should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for or superior to U.S. GAAP results. In addition, our calculation of non-GAAP financial information may be different from the calculation used by other companies, and therefore comparability may be limited.
The following table reconciles our adjusted income from operations (non-GAAP financial measure) and adjusted net income (non-GAAP financial measure) for each of the periods shown to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is income from operations and net income, respectively:
	For the fiscal year ended December 31,			For the six months ended June 30,
	2019	2020	2021	2021	2022
	RMB	RMB	RMB	RMB	RMB	US$
				(Unaudited)
	(in thousands)
Reconciliation of income from operations and net income to adjusted income from operations (non-GAAP financial measure) and adjusted net income (non-GAAP financial measure):
Income from operations	2,893,591	3,790,158	6,786,199	3,410,905	2,370,053	353,841
Add: Share-based compensation expenses	250,428	301,161	253,922	126,831	98,833	14,755
Adjusted income from operations (non-GAAP financial measure)	3,144,019	4,091,319	7,040,121	3,537,736	2,468,886	368,596
Net income	2,501,304	3,495,709	5,764,513	2,895,129	2,149,313	320,884
Add: Share-based compensation expenses	250,428	301,161	253,922	126,831	98,833	14,755
Adjusted net income (non- GAAP financial measure)	2,751,732	3,796,870	6,018,435	3,021,960	2,248,146	335,639

USE OF PROCEEDS
We estimate that we will receive net proceeds from the Global Offering of approximately HK$169.7 million, or US$21.6 million, based on an exchange rate of HK$7.8499 to US$1.00, after deducting underwriting discounts and commissions and the offering expenses payable by us.
We plan to use the net proceeds we will receive from the Global Offering for the following purposes:
(a)
Approximately 50% (approximately HK$84.8 million, assuming the over-allotment option is not exercised) is expected to be used over the course of the next 3 years for research and development to enhance our technology and credit assessment capabilities, and develop more diversified technology solutions in response to the evolving needs of financial institutions and fine-tune our services and solutions, particularly:

•
Approximately 20% will be used to continue enhancing and upgrading the key capabilities of our Argus Engine and Cosmic Cube Pricing Model and the underlying AI-driven data analytics and other advanced technologies, thereby refining our credit assessment and pricing from precision and efficiency standpoints. In particular, we plan to further invest in the research on AI deep learning, including further enhancing our technologies in the areas of community detection graph computing, federated learning, social network computing, and intelligent strategy robots, among others, to reiterate our strong performance in credit assessment. For example, we plan to develop a computing platform that is able to expand social network analysis to cover 100 million to 1 billion nodes, which we believe will enable us to perform deeper analysis of data and to enrich the factors that we can use in assessing users’ credit profiles, thereby further advancing our credit assessment capabilities. We also expect to construct a credit assessment system based on federated learning to achieve comprehensive utilization of data while ensuring the data assets of the collaborating parties are isolated for data privacy and protection purposes;

•
Approximately 10% will be used to continue to develop and enhance technology infrastructure and systems to support the growth of our business, including (i) purchasing and/or leasing more servers to expand our infrastructure network and support the expansion of our business volume and user base, (ii) strengthening the versatility of our technology infrastructure and software technologies so that we are able to agilely adapt our services and operations to the evolving market demand. For example, we plan to (i) devote more resources to the development of our intelligent user acquisition platform to enhance our user profiling ability and optimize our user base and user acquisition efficiency, (ii) continually upgrade 360 Jietiao app with more emphasis on its technology features and provide differentiated services for different user and borrower groups to improve our capability in converting users with approved credit lines to borrowers who have successfully requested drawdowns; and (iii) build a big data platform that provides services in data exploration, AI model training and other data related services to support the operations of our business and our business partners, and optimizes the efficiency for us and our business partners in data processing, modeling and real-time upgrading from a weekly time frame to within several hours;

•
Approximately 10% will be used to continue to invest in the development of frontier technologies that are pivotal to the success of a Credit-Tech platform, including (i) exploring the application of blockchain technologies in enhancing transaction and data security, such as utilizing blockchain technologies to build a web 3.0 infrastructure that does not require any centralized method of verification but rather tracks individuals’ credentials, affiliations and other information to provide a convenient means of identity verification for all users and financial institutions, (ii) exploring the application of metaverse in the financial industry to be applied in large-scale, complex computing that requires high performance, three dimensional engine and other application scenarios, providing users with an immersive experience to a three dimensional digital world, and (iii) continuing the development of intelligent robots in automating the development and optimization process, to further solidify our technology advantages. We plan on upgrading the main functions of the intelligent robots so that they could automatically generate front-end and back-end automated tests, and operate, maintain and deploy codes based on the specific business needs inputted to the system. For business needs of medium and low computing complexity, the intelligent robots are expected to significantly reduce the costs and time required for software development; and

•
Approximately 10% will be used to continue to develop and diversify technology solutions spanning across the loan lifecycle and needs of the financial institutions along their operations, and research on the modularization of our technology solutions, and their functions to further enhance our ability to customize our services to financial institutions. For example, we plan to develop an intelligent finance cloud. Through the intelligent finance cloud, we expect to aggregate our core technology capabilities on a centralized platform, establish channels for the flow of data among the distinct internal systems of the financial institutions, and eventually provide financial institutions with credit business management services and a comprehensive suite of AI solutions to enable financial institutions to improve their overall operational efficiency in using and managing data, as well as conducting ordinary businesses, via the same platform.

Implementing the initiatives as set forth above will require us to continue to recruit, retain and effectively incentivize research fellows. Specifically, we expect our talents in the AI field to be equipped with profound knowledge on the current development and future trends in the field and have participated in the study of deep learning, knowledge graph, privacy computing and other core areas of expertise for at least five years. We target to have senior professionals, who have obtained a doctorate degree, or have influential scientific research in related fields (such as research papers, software copyright, patents, self-developed products, innovative technologies), or have won international awards, to constitute no less than 30% of our new hires to the R&D and algorithm teams.
(b)
Approximately 40% (approximately HK$67.9 million, assuming the over-allotment option is not exercised) is expected to be used over the course of the next 3 years for further penetrating the Credit-Tech Industry and expanding user base, particularly:

•
Approximately 32% will be used to strengthen our online and offline sales and marketing efforts, including:

(i)
expanding collaboration with platforms on targeted advertising, leads generation, service embedment and other cooperation to attract more users to our platform and increase our user acquisition efficiency. There are three main types of platforms that we expect to collaborate with. First, we expect to collaborate with leading media platforms in more depth to achieve greater coverage of our Real Time Advertising Programming Interface Data Management System among such platforms to utilize the data collected for the enhancement of our algorithms in user profiling. Second, we plan to establish collaborations with other platforms to conduct joint user acquisition through the collective development of computer modeling and differentiated marketing. Third, we plan to further collaborate with businesses that have rich data of diversified consumer groups, such as mobile carriers and cell phone manufacturers;

(ii)
continuing to engage offline teams of sales personnel so that we can attract and address users in more geographical areas to our platform, and we can better understand borrowers’ and financial institutions’ needs along our business expansion. Specifically, to reinforce our market reputation and further enhance our business scale, we plan to deploy offline sales personnel to promote our services to prospective borrowers who have strong credit profiles and encourage existing users to refer our services to their connections. To expand our SME user base, we will designate sales personnel to areas where SMEs have exhibited strong growth trajectory to better serve SME users. We will also optimize our products tailored for SMEs to streamline the service process and increase the competitiveness of our offerings; and

•
Approximately 8% will be used to improve our brand awareness and perception by conducting online and offline brand promotions and other marketing activities to attract users with lower credit risks.

(c)
Approximately 10% (approximately HK$17.0 million, assuming the over-allotment option is not exercised) is expected to be used over the course of the next 3 years for general corporate purposes and working capital needs.

To the extent that the net proceeds of the Global Offering are not immediately required for the above purposes or if we are unable to put into effect any part of our development plan as intended, we will place such funds as short term deposits with authorized financial institutions and licensed banks, so long as it is deemed to be in the best interests of our Company. In such event, we will comply with the appropriate disclosure requirements under the Hong Kong Stock Exchange Listing Rules.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2022:
•
on an actual basis; and

•
on an adjusted basis giving effect to (i) our issuance and sale of 5,540,000 class A ordinary shares, resulting in estimated net proceeds of HK$199.9 million (US$25.5 million), based on the assumed offer price of HK$50.03, or US$6.37, per class A ordinary share (equivalent to US$12.75 per ADS), after deducting underwriting discounts and commissions and estimated offering expenses expected to be capitalized by us, assuming the international underwriters do not exercise their option to purchase additional class A ordinary shares, (ii) the conversion of 39,820,586 class B ordinary shares into class A ordinary shares on a one-for-one basis pursuant to the conversion notice delivered by Aerovane Company Limited to the Company, and (iii) assuming no adjustment to the allocation of class A ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2021 Form 20-F and our unaudited condensed consolidated interim financial statements and the notes thereto included in our current report on Form 6-K furnished to the SEC on November 14, 2022, as amended, which are incorporated by reference in this prospectus supplement and accompanying prospectus. Translations from Hong Kong dollars to U.S. dollars and from RMB to U.S. dollars in this section were made at a rate of HK$7.8499 to US$1.00 and RMB7.2996 to US$1.00, the respective exchange rates on November 4, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.
	As of September 30, 2022
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands, except for share and per share data)
Equity:
Ordinary Shares (US$0.00001 par value, 5,000,000,000 ordinary shares authorized, 275,612,432 class A ordinary shares issued and 272,702,117 class A ordinary shares outstanding, 39,820,586 class B ordinary shares issued and outstanding on an actual basis; 320,973,018 class A ordinary shares issued and 318,062,703 class A ordinary shares outstanding, 0 class B ordinary shares issued and outstanding on an adjusted basis.)	22	3	22	3
Additional paid-in capital	5,820,649	797,393	6,006,578	822,864
Other Comprehensive loss	(30,662)	(4,200)	(30,662)	(4,200)
Retained Earnings	12,111,263	1,659,168	12,111,263	1,659,168
Total 360 Digitech, Inc. Equity	17,901,272	2,452,364	18,087,202	2,477,835
Total capitalization	17,901,272	2,452,364	18,087,202	2,477,835

DILUTION
Dilution results from the fact that the public offering price per class A ordinary share is substantially in excess of the net tangible book value per class A ordinary share attributable to the existing shareholders for our presently issued class A ordinary shares.
Our net tangible book value as of September 30, 2022 was US$2,291.3 million, or US$7.33 per class A ordinary share and US$14.66 per ADS. Net tangible book value represents the amount of our total assets, less the amount of our intangible assets, deferred tax assets, total liabilities and non-controlling interests. Dilution is determined by subtracting net tangible book value per class A ordinary share and the additional proceeds we will receive from the Global Offering at an assumed offering price of HK$50.03, or US$6.37, per class A ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the over-allotment option is not exercised.
Without taking into account any other changes in such net tangible book value after September 30, 2022, other than to give effect to the estimated net proceeds we will receive from the issuance and sale of class A ordinary shares in the Global Offering at the assumed offering price of HK$50.03, or US$6.37, per class A ordinary share, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been US$7.28 per outstanding class A ordinary share, or US$14.56 per ADS. This represents an immediate decrease in net tangible book value of US$0.05 per ordinary share and US$0.10 per ADS to the existing shareholders and no dilution in net tangible book value per class A ordinary share to investors purchasing class A ordinary shares in the Global Offering.
If the international underwriters exercise in full their over-allotment option for additional class A ordinary shares from us, the percentage of our class A ordinary shares held by existing shareholders would be approximately 98.0%, and the percentage of our class A ordinary shares held by new investors would be approximately 2.0%.
Translations of U.S. dollars into Hong Kong dollars and from U.S. dollars into RMB relating to net proceeds and the offering price in this section were made at HK$7.8499 to US$1.00 and RMB7.2996 to US$1.00, the respective exchange rates on November 4, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

MANAGEMENT
Directors and Senior Management
The following table sets forth information regarding our directors and executive officers as of the date of this prospectus supplement.
Directors and Executive Officers	Age	Position/Title
Hongyi Zhou	52	Chairman of the Board of Directors
Haisheng Wu	40	Chief Executive Officer and Director
Alex Xu	53	Director and Chief Financial Officer
Eric Xiaohuan Chen	41	Director
Dan Zhao	42	Director
Jiao Jiao	41	Director
Gang Xiao	47	Independent Director
Yongjin Fu	51	Independent Director
Andrew Y Yan	65	Independent Director
Zhiqiang He	40	Senior Vice President
Yan Zheng	35	Chief Risk Officer
Mr. Hongyi Zhou has served as our director from our inception and in addition as our chairman of the board of directors since September 2018. Mr. Zhou has more than 20 years of managerial and operational experience in China’s internet industry. Mr. Zhou co-founded the Qihoo 360 Technology Co. Ltd., a company previously listed on New York Stock Exchange, and has served as the director of Qihoo 360 Technology Co. Ltd. from its inception to September 2021. Since February 2018, Mr. Zhou has been serving as the chairman of the board of directors of 360 Group. Mr. Zhou was also a director of Opera Limited (NASDAQ: QPRA), a multinational technology company which specializes in web browser development and fintech. Prior to founding Qihoo 360 Technology Co. Ltd., Mr. Zhou was a partner at IDG Ventures Capital. Mr. Zhou served as the chief executive officer of www.3721.com until it was acquired by Yahoo! China in January 2004 and as a non-executive director of Colour Life Services Group Co., Limited (HKEX: 1778) from May 2015 to March 2021. Mr. Zhou also serves as a director of a number of privately owned companies based in China. Mr. Zhou received his bachelor’s degree in computer software in 1992 and his master’s degree in system engineering from Xi’an Jiaotong University in June 1995.
Mr. Haisheng Wu has served as our chief executive officer and our director since August 2019. Before that, Mr. Wu had served as our president since our inception. Mr. Wu has also been a director of Shanghai Qibutianxia from April 2020 to April 2021. Before working on the establishment of our business, Mr. Wu worked as a product director at the 360 Group start page department from March 2011, in charge of 360 Start Page, 360kan and 360 Mobile Browser. Prior to that, Mr. Wu worked with the user product department of Baidu, Inc. (NASDAQ: BIDU; HKEX: 9888), as a product manager from July 2008. Mr. Wu received his bachelor’s degree in economics (media economics management) from Communication University of China and master’s degree in communication studies from Peking University in 2005 and 2008, respectively.
Mr. Alex Xu has served as our director since March 2021, as our chief financial officer since July 2020 and as our senior advisor since October 2019. Mr. Xu has extensive experiences in capital market, corporate finance and business management. Prior to joining us, Mr. Xu served as the Chief Financial Officer of Shenzhen Qianhai Dashu Financial Services Co., Ltd. from September 2018 and a director of Qihoo 360 Technology Co. Ltd. from September 2017 to April 2019. He was a Co-Chief Financial Officer of Qihoo 360 (NYSE: QIHU) from February 2011 to August 2016. Prior to that, Mr. Xu was a Managing Director at Cowen & Company, LLC. He also served as the Chief Financial Officer of Yeecare Holdings in 2010, and from May 2008 to March 2010, as the Chief Strategy Officer of China Finance Online Co., Ltd. Mr. Xu was a Senior Vice President at Brean Murray, Carret & Co from 2007 to 2008. He was an associate at Bank of America Securities, LLC from 2003 to 2007, and worked at investment research department of UBS AG from 2002 to 2003. Mr. Xu received his bachelor’s degree in Applied Physics from Beijing University of Posts and Telecommunications and an M.B.A. degree from Cornell University. Mr. Xu is a CFA charter holder.

Mr. Eric Xiaohuan Chen has served as our director since November 2019. Mr. Chen is currently a founding partner of Twin Peaks Capital. Prior to co-founding Twin Peaks Capital, Mr. Chen served as the managing director and head of business and financial services at FountainVest Partners, where he has worked from 2008 to 2021. Before joining FountainVest Partners in 2008, Mr. Chen had worked in the investment banking department of Lehman Brothers and Citigroup since 2006. From 2004 to 2006, Mr. Chen worked with Micron Technology as an engineer. Mr. Chen received his Bachelor’s degree in electrical engineering from National University of Singapore in 2004 and his EMBA degree from China Europe International Business School in 2018.
Mr. Dan Zhao has served as our director since May 2020 and is currently the vice president of 360 Group. Mr. Zhao has also been a non-executive director of 360 Ludashi Holdings Limited (HKEX: 3601) since June 2020, and a director of Beijing Huafang Technology Co., Ltd., Beijing Mijing Hefeng Technology Co., Ltd., Huafang Group Inc. and Kincheng Bank of Tianjin Co., Ltd. since August 2020, September 2020, July 2021 and February 2022, respectively. Before joining 360 Group in January 2013, Mr. Zhao served as a senior manager in Alibaba Group (NYSE: BABA; HKEX: 9988), from November 2007. From September 2006 to November 2007, Mr. Zhao worked for KPMG Huazhen LLP as an associate manager. Mr. Zhao received his bachelor’s degree in international enterprise management from the University of Shanghai for Science and Technology in 2002, and his master’s degree in international business economics from the University of Konstanz in 2004. Mr. Zhao was accredited as a certified internal auditor by The Institute of Internal Auditors in November 2008.
Ms. Jiao Jiao has served as our director since November 2022. Ms. Jiao has been serving as a director of 360 Group since May 2022, where she has also been serving as a vice president and the head of the legal department since September 2021. From July 2019 to August 2021, Ms. Jiao served as the general counsel of Future VIPKID Limited. Ms. Jiao served as a vice president and the head of the legal department of JD.com, Inc. (NASDAQ: JD; HKEX: 9618) from June 2014 to April 2019. Prior to that, she was a lawyer at JunHe LLP from June 2005 to May 2014. Ms. Jiao received her bachelor of laws and master of laws in 2002 and 2005, respectively, from Peking University.
Mr. Gang Xiao has served as our independent director since September 2018. Mr. Xiao also serves as the general manager of Zhongcai Financial Holding Investment Ltd. since its inception. Prior to that, Mr. Xiao worked at China Financial & Economic Publishing House Accounting Branch as an editor from August 2006 to December 2010, during which he served as a deputy county mayor of Suichuan County of Jiangxi Province from December 2007 to December 2008. Prior to that, Mr. Xiao worked at the then Tianjin Government Procurement Center, which was later merged into Tianjin Public Resource Exchange Center in December 2019, from March 2000 to February 2004. Mr. Xiao received his bachelor’s degree in electronic data processing accounting from Dongbei University of Finance and Economics, his master’s degree in Chinese literature from Yanbian University and his doctoral degree in public finance from Dongbei University of Finance and Economics in 1999, 2003 and 2008, respectively.
Mr. Yongjin Fu has served as our independent director since September 2018. Mr. Fu has also been the chairman of the board of directors of GH Shining Asset Management Co., Ltd. and Huarui Insurance Sales Co., Ltd since October 2021 and September 2019, respectively. In addition, Mr. Fu has worked at Guohua Life Insurance Co., Ltd. as the executive director and general manager from December 2007. From August 2003 to October 2008, Mr. Fu served as a director, the vice chairman of the board of directors and the general manager of Hubei Biocause Pharmaceutical Co., Ltd. (SZ: 000627). Prior to that, Mr. Fu worked with Haikou Agriculture & Industry & Trade (LUONIUSHAN) Co., Ltd., now known as Luoniushan Co., Ltd. (SZ: 000735), as the manager of the financial department, the assistant to the general manager, the deputy general manager and the vice chairman of the board of directors successively from April 1996. Mr. Fu received his bachelor’s degree in industrial management engineering, master’s degree in management science and doctoral degree in management science and engineering from Tianjin University in 1993, 1996 and 2003, respectively.
Mr. Andrew Y Yan has served as our independent director since July 2019. Mr. Yan is the founding managing partner of SAIF Partners IV (“SAIF”) since 2001. Prior to joining SAIF, he was a managing director and head of the Hong Kong office of Emerging Markets Partnership, the management company of AIG Asian Infrastructure Funds. Mr. Yan is currently an independent non-executive director of China Resources Land Limited (HKEX: 1109), and a director of ATA Creativity Global (NASDAQ: AACG). He is also a member of the Investment Committee of Peking University Education Foundation and the vice chairman of the Asset Management Association of China. In addition, Mr. Yan previously served as a director of Shenzhen Appotronics Corporation Ltd. (STAR Market of the Shanghai Stock Exchange: 688007), Shanghai Welltech Automation Co., Ltd (Shenzhen Stock Exchange: 002058), Haier Smart Home Co Ltd (Hong Kong Stock Exchange: 6690), Huize Holding Limited (NASDAQ: HUIZ) and Zhejiang Merit Interactive Network Technology Co Ltd (Shenzhen Stock Exchange: 300766). Mr. Yan also previously served as a non-executive director at Guodian Technology & Environment Group Corporation Limited, a company previously listed on the Hong Kong Stock Exchange (HKEX: 1296) and privatized in May 2022, an independent director at TCL Corporation (Shenzhen Stock Exchange: 000100) and BlueFocus Intelligent Communications Group Co., Ltd. (Shenzhen Stock Exchange: 300058), and an independent non-executive director of China Southern Airlines Company Limited (HKEX: 1055). Mr. Yan received a master of Arts degree from Princeton University in 1989, and a bachelor’s degree in engineering from the Nanjing University of Aeronautics and Astronautics, formerly known as Nanjing Aeronautic Institute, in 1982.
Mr. Zhiqiang He has served as our senior vice president since July 2020. Prior to that, Mr. He served as our vice president. Mr. He was the co-founder of Ningbo Siyinjia Investment Management Co. Ltd. Prior to establishing Ningbo Siyinjia Investment Management Co. Ltd., Mr. He worked in the financial industry department at McKinsey & Company from July 2013 to July 2015. Mr. He received his bachelor’s degree in thermal and power engineering and master’s degree in business administration from Tsinghua University in 2003 and 2007, respectively. Mr. He received his MBA degree from Sloan Business School of Massachusetts Institute of Technology in 2013.
Mr. Yan Zheng has served as our chief risk officer since July 2020. Prior to that, Mr. Zheng served as our vice president from February 2017. Mr. Zheng has 13 years of experience in consumer finance risk management. Before joining us, Mr. Zheng co-founded Shenzhen Samoyed Internet Finance Service Co. Ltd. in May 2015, and was in charge of its product risk management. Prior to that, Mr. Zheng worked at the risk division of Merchants Union Consumer Finance Company Limited from April to May 2015, and the risk management department at the headquarter of China Merchants Bank (SHA: 600036) from November 2014 to April 2015. Prior to that, Mr. Zheng worked at the risk management department of the Credit Card Center of China Merchants Bank from July 2008 to October 2014, primarily responsible for the credit policies of corporate businesses and credit limits. Mr. Zheng received his bachelor’s degree in quantitative economics (Chinese-foreign) from Shanghai University of Finance and Economics in 2008.
Employment Agreements and Indemnification Agreements
We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, for certain acts of the executive officer, such as continued failure to satisfactorily perform his or her duties, willful misconduct or gross negligence in the performance of his or her duties, conviction or entry of a guilty or nolo contendere plea for any felony or any misdemeanor involving moral turpitude, or dishonest acts to our detriment. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as may be agreed between the executive officers and us. The executive officer may resign at any time with 30 days’ advance written notice.
Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with us and to assign all rights, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.
In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; (iii) seek, directly or indirectly, to solicit the services of, or hire or engage, any person who is known to be employed or engaged by us; or (iv) otherwise interfere with our business.
We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.
Share Incentive Plans
2018 Share Incentive Plan
In May 2018, we adopted the 2018 Share Incentive Plan, and amended it in November 2019. Under the amended plan, the maximum aggregate number of ordinary shares that may be issued pursuant to all awards under the 2018 Share Incentive Plan is 25,336,096 ordinary shares. As of September 30, 2022, class A ordinary shares underlying options and restricted share units that have been granted and are outstanding under the 2018 Share Incentive Plan totaled 1,773,536, excluding awards that were forfeited or cancelled after the relevant grant dates.
The following paragraphs summarize the terms of the 2018 Share Incentive Plan.
Types of awards.   The 2018 Share Incentive Plan permits the awards of options, restricted shares and restricted share units or other rights or benefits.
Plan administration.   The board of directors or a committee designated by the board of directors acts as the plan administrator. The plan administrator will determine the participants who are to receive awards, the type or types of awards to be granted, the number of awards to be granted, and the terms and conditions of each award grant. The plan administrator can amend outstanding awards and interpret the terms of the 2018 Share Incentive Plan and any award agreement.
Award agreement   Awards granted under the 2018 Share Incentive Plan are evidenced by an award agreement that sets forth the terms and conditions for each grant.
Exercise price.   The exercise price of an award will be determined by the plan administrator. In certain circumstances, such as a recapitalization, a spin-off, reorganization, merger, separation and split-up, the plan administrator may adjust the exercise price of outstanding options and share appreciation rights.
Eligibility.   We may grant awards to our employees, consultants, and all members of our board of directors.
Term of the awards.   The term of each share award granted under the 2018 Share Incentive Plan may not exceed ten years after the date of grant.
Vesting schedule.   In general, the plan administrator determines the vesting schedule, which is set forth in the relevant award agreement.
Transfer restrictions.   Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.
Termination.   The plan shall terminate in May 2028, provided that our board of directors may terminate the plan at any time and for any reason.
2019 Share Incentive Plan
We adopted the 2019 Share Incentive Plan in November 2019, and amended it in August 2020 to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Under the amended plan, the maximum aggregate number of ordinary shares that may be issued pursuant to all awards under the 2019 Share Incentive Plan is 17,547,567 ordinary shares, and an annual increase on the first day of each of the four consecutive fiscal years of the Company commencing with the fiscal year beginning January 1, 2021, by (i) an amount equal to 1.0% of the total number of the then issued and outstanding shares or (ii) such fewer number of Shares as may be determined by our board of directors. As of September 30, 2022, options and restricted share units representing 15,427,018 class A ordinary shares have been granted and are outstanding under the 2019 Share Incentive Plan, as amended, excluding awards that were forfeited or cancelled after the relevant grant dates.
The following paragraphs summarize the terms of the 2019 Share Incentive Plan.
Types of awards.   The 2019 Share Incentive Plan permits the awards of options, restricted shares and restricted share units or other rights or benefits.
Plan administration.   The board of directors or a committee designated by the board of directors acts as the plan administrator. The plan administrator will determine the participants who are to receive awards, the type or types of awards to be granted, the number of awards to be granted, and the terms and conditions of each award grant. The plan administrator can amend outstanding awards and interpret the terms of the 2019 Share Incentive Plan and any award agreement.
Award agreement   Awards granted under the 2019 Share Incentive Plan are evidenced by an award agreement that sets forth the terms and conditions for each grant.
Exercise price.   The exercise price of an award will be determined by the plan administrator. In certain circumstances, such as a recapitalization, a spin-off, reorganization, merger, separation and split-up, the plan administrator may adjust the exercise price of outstanding options and share appreciation rights.
Eligibility.   We may grant awards to our employees, consultants, and all members of our board of directors.
Term of the awards.   The term of each share award granted under the 2019 Share Incentive Plan may not exceed ten years after the date of grant.
Vesting schedule.   In general, the plan administrator determines the vesting schedule, which is set forth in the relevant award agreement.
Transfer restrictions.   Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.
Termination.   The plan shall terminate in November 2029, provided that our board of directors may terminate the plan at any time and for any reason.
The following table summarizes, as of September 30, 2022, the awards granted and are outstanding under the 2018 Share Incentive Plan and 2019 Share Incentive Plan to several of our existing directors and executive officers, excluding awards that were forfeited or cancelled after the relevant grant dates.
	Ordinary Shares	Exercise Price
	Underlying Awards	(US$/Share)	Date of Grant	Date of Expiration
Haisheng Wu	3,766,862	0.00001	May 20, 2018	May 19, 2028
Haisheng Wu	*	—	February 20, 2020	February 19, 2030
Haisheng Wu	3,520,000	—	November 20, 2020	November 19, 2030
Zhiqiang He	*	0.00001	May 20, 2018	May 19, 2028
Zhiqiang He	*	—	November 20, 2020	November 19, 2030
Yan Zheng	*	0.00001	May 20, 2018	May 19, 2028
Yan Zheng	*	—	November 20, 2020	November 19, 2030
Alex Xu	*	—	November 20, 2019	November 19, 2029
Alex Xu	*	—	November 20, 2021	November 19, 2031

*
Less than one percent of our total outstanding shares.

As of September 30, 2022, other employees as a group held outstanding options and restricted share units representing 8,903,426 class A ordinary shares of our company under the 2018 Share Incentive Plan and 2019 Share Incentive Plan.
Board Practices
Our board of directors consists of nine directors. A director is not required to hold any shares in our company by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to relevant Nasdaq Stock Market Rules and disqualification by the chairman of the relevant meeting of the directors, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration. The directors may exercise all the powers of the company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, and to issue debentures, debenture stock, bonds, and other securities whether outright or as collateral security for any debt, liability or obligation of the company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.
We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.
Audit Committee.   Our audit committee consists of Yongjin Fu, Gang Xiao and Andrew Y Yan. Yongjin Fu is the chairman of our audit committee. We have determined that Gang Xiao, Yongjin Fu and Andrew Y Yan satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Rules and Rule 10A-3 under the Exchange Act. We have determined that Yongjin Fu qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:
•
appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•
reviewing with the independent auditors any audit problems or difficulties and management’s response;

•
discussing the annual audited financial statements with management and the independent auditors;

•
reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•
reviewing and approving all proposed related party transactions;

•
meeting separately and periodically with management and the independent auditors; and

•
monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.   Our compensation committee consists of Andrew Y Yan, Hongyi Zhou and Haisheng Wu. Andrew Y Yan is the chairman of our compensation committee. We have determined that Andrew Y Yan satisfy the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:
•
reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•
reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•
reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•
selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee consists of Hongyi Zhou, Andrew Y Yan and Jiao Jiao. Hongyi Zhou is the chairperson of our nominating and corporate governance committee. Andrew Y Yan satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:
•
selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•
reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•
making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•
advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors
Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to exercise skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.
Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:
•
convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•
declaring dividends and distributions;

•
appointing officers and determining the term of office of the officers;

•
exercising the borrowing powers of our company and mortgaging the property of our company; and

•
approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers
Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office, unless expressly specified in a written agreement between the company and the director or otherwise, and hold office until such time as they are removed from office by ordinary resolution of the shareholders or by the board. A director will be removed from office automatically if, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of the company’s memorandum and articles of association.
Board Diversity Matrix
The board diversity matrix below sets forth the information as the date of this prospectus supplement on each director’s voluntary self-identified characteristics pursuant to Rule 5606 of the Listing Rules of Nasdaq.
Board Diversity Matrix
Country of Principal Executive Offices:	PRC
Foreign Private Issuer	Yes
Disclosure Prohibited Under Home Country Law	No
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
	1	8
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction
LGBTQ+
Did Not Disclose Demographic Background

PRINCIPAL SHAREHOLDERS
Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares on an as-converted basis as of September 30, 2022 by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the table below are based on 272,702,117 class A ordinary shares and 39,820,586 class B ordinary shares on an as-converted basis outstanding as of September 30, 2022, and 318,062,703 class A ordinary shares outstanding immediately after the completion of the Global Offering, assuming the over-allotment option is not exercised. Immediately upon the completion of our secondary listing on the Hong Kong Stock Exchange, all the class B ordinary shares will be converted into class A ordinary shares on a one-for-one basis pursuant to the conversion notice delivered by Aerovane Company Limited to the Company. As a result, no class B ordinary shares of us will be issued or outstanding.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person.
	Ordinary Shares Beneficially Owned Prior to the Global Offering					Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As- Converted Basis	% of Beneficial Ownership†	% of Aggregate Voting Power††	Total Class A Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power after the Global Offering††
Directors and Executive Officers**
Hongyi Zhou(1)	4,948,714	39,820,586	44,769,300	14.3%	75.0%	44,769,300	14.1%	14.1%
Haisheng Wu(2)	*	—	*	*	*	*	*	*
Eric Xiaohuan Chen(3)	*	—	*	*	*	*	*	*
Dan Zhao	—	—	—	—	—	—	—	—
Gang Xiao	—	—	—	—	—	—	—	—
Yongjin Fu	—	—	—	—	—	—	—	—
Andrew Y Yan(4)	*	—	*	*	*	*	*	*
Alex Zuoli Xu(5)	*	—	*	*	*	*	*	*
Zhiqiang He(6)	*	—	*	*	*	*	*	*
Yan Zheng(7)	*	—	*	*	*	*	*	*
Jiao Jiao	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a Group	8,998,932	39,820,586	48,819,518	15.6%	75.3%	48,819,518	15.3%	15.3%
Principal Shareholders:
Aerovane Company Limited(1)	—	39,820,586	39,820,586	12.7%	74.5%	39,820,586	12.5%	12.5%
FountainVest China Capital Partners GP3 Ltd.(8)	23,432,634	—	23,432,634	7.5%	2.2%	23,432,634	7.4%	7.4%
Morgan Stanley(9)	16,847,902	—	16,847,902	5.4%	1.6%	16,847,902	5.3%	5.3%

Notes:
*
Less than 1% of our total outstanding shares.

**
Except as indicated otherwise below, the business address of our directors and executive officers is Building 2, No. 6 Jiuxianqiao Road, Chaoyang District, Beijing 100015, People’s Republic of China.

†
For each person and group included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such person or group, including shares that such person or group has the right to acquire within 60 days after September 30, 2022, by the sum of (i) for beneficial ownership prior to the Global Offering, (1) 312,522,703 which is the total number of ordinary shares outstanding as of September 30, 2022 and (2) the number of ordinary shares that such person or group has the right to acquire within 60 days after September 30, 2022; or (ii) for beneficial ownership after the Global Offering, 318,062,703 ordinary shares outstanding immediately after the completion of the Global Offering, assuming the over-allotment option is not exercised.

††
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by (i) for beneficial ownership prior to the Global Offering, the voting power of all of the class A and class B ordinary shares outstanding as a single class (each holder of our class A ordinary shares is entitled to one vote per share, each holder of our class B ordinary shares is entitled to twenty votes per share, and our class B ordinary shares are convertible at any time by the holder into class A ordinary shares on a one-for-one basis, while class A ordinary shares are not convertible into class B ordinary shares under any circumstances); or (ii) for beneficial ownership after the Global Offering, the voting power of all of the ordinary shares outstanding.

(1)
Represents (i) 39,820,586 class B ordinary shares held by Aerovane Company Limited, a British Virgin Islands company, which is in turn wholly owned by Mr. Henry Zhiheng Zhou and Ms. Risa Ruoshan Zhou, children of Mr. Hongyi Zhou, the chairman of our board of directors; (ii) 1,212,000 class A ordinary shares in the form of ADSs held by Mr. Hongyi Zhou’s spouse; (iii) 1,018,192 class A ordinary shares in the form of ADSs held by Global Pro B Limited, an entity wholly owned by Mr. Hongyi Zhou’s spouse; (iv) 434,344 class A ordinary shares in the form of ADSs in which an affiliate of Mr. Hongyi Zhou had economic interests (but without voting power or the power to direct the disposition) through a financial arrangement; and (v) 2,284,178 class A ordinary shares in the form of ADSs, in which an affiliate of Mr. Hongyi Zhou had the sole voting power and the sole power to direct the disposition of such ADSs through a financial arrangement. Because of the immediate family relationship and a letter agreement between Mr. Henry Zhiheng Zhou, Ms. Risa Ruoshan Zhou and Mr. Hongyi Zhou, Mr. Hongyi Zhou or his designated entity is entitled to shared voting and dispositive power together with his children relating to the 39,820,586 class B ordinary shares held by Aerovane Company Limited, and therefore may be deemed to beneficially own these shares according to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The registered address of Aerovane Company Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands. For the 2,664,536 class A ordinary shares in the form of ADSs described in clauses (ii), (iii) and (iv) of this note, although Mr. Hongyi Zhou may be deemed to have shared investment power with respect to these 2,664,536 class A ordinary shares under Rule 13d-3(a), Mr. Zhou disclaims the beneficial ownership to these ADSs except to the extent his pecuniary interests therein. The number of the ordinary shares is as reported in a Schedule 13D/A filed by Mr. Hongyi Zhou on January 4, 2022. Immediately after the completion of the Global Offering, all the class B ordinary shares will be converted into class A ordinary shares on a one-for-one basis pursuant to the conversion notice delivered by Aerovane Company Limited to the Company.

(2)
Represents the class A ordinary shares in the form of ADSs collectively held by Mr. Haisheng Wu and Holy Vanguard Limited, a British Virgin Islands company wholly owned by a trust established for the benefit of Mr. Haisheng Wu, to which Mr. Wu is also the settlor.

(3)
Represents the class A ordinary shares in the form of ADSs held by Eric Xiaohuan Chen.

(4)
Represents the class A ordinary shares in the form of ADSs held by Morning Star Resources Ltd. Morning Star Resources Ltd is a British Virgin Islands company wholly owned by a trust established for the benefit of Mr. Andrew Y Yan, to which Mr. Yan is also the settlor.

(5)
Represents (i) the class A ordinary shares in the form of ADSs held by Mr. Alex Zuoli Xu, and (ii) class A ordinary shares in the form of ADSs that Mr. Alex Zuoli Xu has the right to acquire upon the exercise of options within 60 days after September 30, 2022.

(6)
Represents class A ordinary shares in the form of ADSs held by Mr. Zhiqiang He.

(7)
Represents class A ordinary shares in the form of ADSs collectively held by Mr. Yan Zheng and Smart and Defender Limited, a British Virgin Islands company wholly owned by a trust established for the benefit of Mr. Yan Zheng, to which Mr. Zheng is also the settlor.

(8)
Represents 23,432,634 class A ordinary shares in the form of 11,716,317 ADSs held by Ruby Finance Holdings Ltd. Ruby Finance Holdings Ltd., is a Cayman Islands company controlled by FountainVest China Capital Partners GP3 Ltd. The number of the class A ordinary shares is as reported in a Schedule 13D/A jointly filed by Ruby Finance Investment Ltd., Ruby Finance Holdings Ltd. and FountainVest China Capital Partners GP3 Ltd. on January 4, 2022.

(9)
Represents 16,847,902 class A ordinary shares in the form of ADS beneficially owned by Morgan Stanley, a company incorporated in the State of Delaware of the United States. The number of class A ordinary shares is as reported in a Schedule 13G filed by Morgan Stanley as a parent holding company jointly with Morgan Stanley Investment Management Company, a corporation incorporated under the laws of Singapore, and Morgan Stanley Investment Funds — Asia Opportunity Fund, a corporation organized under the laws of Luxembourg, on February 11, 2022.

To our knowledge, as of September 30, 2022, 268,022,416 of our class A ordinary shares were held by one record holder in the United States, which is the depositary of the ADS program. As of September 30, 2022, none of our class B ordinary shares are held by U.S. record holders. The number of beneficial owners of the ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company. The number of beneficial owners of the ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

Citigroup Global Markets Asia Limited, the stabilizing manager, through its affiliate, has entered into a borrowing arrangement with Splendid Tiger Limited, to facilitate the settlement of over-allocations. The stabilizing manager (or its affiliates and agents) is obligated to return ordinary shares to Splendid Tiger Limited by exercising the option to purchase additional class A ordinary shares from us or by making purchases in the open market.
We will hold a general meeting of shareholders within six months after the listing of our class A ordinary shares on the Hong Kong Stock Exchange for the purpose of approving the proposals to amend and restate our articles of association to unwind our dual class voting structure, among other things. Mr. Hongyi Zhou and each of our directors and executive officers have irrevocably undertaken to us to be present (whether in person or by proxy) at this general meeting of shareholders and to vote (if applicable) in favor of the resolution to unwind our dual class voting structure. If such resolution are not passed at this general meeting of shareholders, we will continue to put forth such resolution at each subsequent annual general meeting of shareholders, and Mr. Hongyi Zhou and each of our directors and executive officers have irrevocably undertaken to us continue to be present and vote (if applicable) in favor of such resolutions at such a meetings.

DIVIDEND POLICY
On November 15, 2021, our board of directors approved a quarterly cash dividend policy. Under the policy, we will declare and distribute a recurring cash dividend every fiscal quarter, starting from the third fiscal quarter of 2021, at an amount equivalent to approximately 15% to 20% of our net income after tax for such quarter. Despite a dividend policy in place, the determination to make dividend distributions and the exact amount of such distributions in any particular quarter will be based upon our operations and financial conditions, and other relevant factors, and subject to adjustment and determination by the board of directors.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” in our 2021 Form 20-F. See also “Item 3. Key Information —  D. Regulations — Regulations on Foreign Exchange — Regulations on dividend distribution” in our 2021 Form 20-F.
If we pay any dividends on our class A ordinary shares, we will pay those dividends which are payable in respect of the class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Item 12. Description of Securities other than Equity Securities — American Depositary Shares” in our 2021 Form 20-F. Cash dividends on our class A ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after the closing of the Global Offering, we will have 318,062,703 class A ordinary shares issued and outstanding (or 318,892,703 class A ordinary shares, if the over-allotment option is exercised in full).
All of the class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our class A ordinary shares in the public market could materially and adversely affect prevailing market prices of the ADSs and class A ordinary shares.
Lock-Up Undertakings
In connection with the Global Offering, we and our directors and executive officers have agreed not to, without the prior written consent of Citigroup Global Markets Limited and China International Capital Corporation Hong Kong Securities Limited, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or publicly announce the intention to enter into any of the foregoing transactions of any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, for a period commencing on the date of price determination date and ending on, and including, the date that is 90 days after the price determination date. The foregoing lock-up restrictions are subject to certain exceptions for each party. See “Underwriting — Lock-Up Undertakings.”
Rule 144
“Restricted securities,” as defined in Rule 144 under the Securities Act, may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after we became a reporting company, a person who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that (together with any sales aggregated with them) does not exceed the greater of the following:
•
1% of the then outstanding class A ordinary shares, in the form of ADSs or otherwise, which immediately after this offering will equal 3,180,627 class A ordinary shares, assuming the over- allotment option is not exercised; or the average weekly trading volume of our class A ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

•
Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of our initial public offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

INTERCHANGE BETWEEN CLASS A ORDINARY SHARES AND ADSs
Dealings and Settlement of Class A Ordinary Shares in Hong Kong
Our class A ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 50 class A ordinary shares. Dealings in our class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.
The transaction costs of dealings in our class A ordinary shares on the Hong Kong Stock Exchange include:
(a)
Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

(b)
Securities and Futures Commission of Hong Kong, or SFC, transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

(c)
Accounting and Financial Reporting Council of Hong Kong, or AFRC, transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

(d)
trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

(e)
transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

(f)
ad valorem stamp duty at a total rate of 0.26% of the value of the transaction, with 0.13% payable by each of the buyer and the seller;

(g)
stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

(h)
brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

(i)
the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Stock Exchange Listing Rules), for each transfer of class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her class A ordinary shares in his or her stock account or in his or her designated CCASS participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.
The ADSs
The ADSs are traded on the Nasdaq. Dealings in the ADSs on the Nasdaq are conducted in U.S. Dollars.
ADSs may be held either:
•
directly, (a) by having a certificate evidencing ADS, or an American Depository Receipt (ADR), registered in the holder’s name, or (b) having uncertificated ADSs registered in his or her name in the direct registration system, which ownership shall be confirmed by statements sent by the depositary to the ADS holders entitled thereto; or

•
indirectly, through the holder’s broker or other financial institution.

The depositary with respect to the ADSs is The Bank of New York Mellon, whose office is located at 240 Greenwich Street, New York, New York 10286.

Exchange of Class A Ordinary Shares Trading in Hong Kong into ADSs
An investor who holds class A ordinary shares registered in Hong Kong and who intends to deposit them for delivery of ADSs to trade on the Nasdaq must deposit or have his or her broker deposit the class A ordinary shares with the depositary’s Hong Kong custodian, The Hongkong and Shanghai Banking Corporation Limited, or the custodian, in exchange for ADSs.
•
A deposit of class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

•
If class A ordinary shares have been deposited with CCASS, the investor must transfer class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
If class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her class A ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a duly completed and signed letter of transmittal to the custodian.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed by the depositing investor or his or her broker.

For class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Exchange of ADSs into Class A Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to surrender his/her ADSs for delivery of class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw class A ordinary shares from the ADS program and cause his or her broker or other financial institution to trade such class A ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
•
To withdraw class A ordinary shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•
If an investor prefers to receive class A ordinary shares outside CCASS, he or she must receive class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register class A ordinary shares in their own names with the Hong Kong Share Registrar.

For class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days.
For class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations.
Depositary Requirements
Before the depositary delivers ADSs or permits withdrawal of class A ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including, but not limited to, presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong or Cayman share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of class A ordinary shares to effect a withdrawal from or deposit of class A ordinary shares into the ADS program will be borne by the investor requesting the transfer. In particular, holders of class A ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Stock Exchange Listing Rules), for each transfer of class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of class A ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs or portion thereof for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of class A ordinary shares into, or withdrawal of class A ordinary shares from, the ADS program.

UNDERWRITING
The Global Offering
The offering of our class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:
•
the offering of 560,000 class A ordinary shares in Hong Kong (the “Hong Kong Offer Shares”) as described in “— The Hong Kong Public Offering” below, which we refer to as the “Hong Kong Public Offering”; and

•
the offering of 4,980,000 class A ordinary shares (subject to the option of the international underwriters to purchase additional class A ordinary shares mentioned below) (the “International Offer Shares” and together with the Hong Kong Offer Shares, the “Offer Shares”), which we refer to as the “International Offering.”

The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for class A ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
Citigroup Global Markets Asia Limited and China International Capital Corporation Hong Kong Securities Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.
Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below (collectively, the “Hong Kong Underwriters”), have severally agreed to apply or procure applications for the number of class A ordinary shares indicated below.
Hong Kong Underwriters	Number of Class A Ordinary Shares
Citigroup Global Markets Asia Limited	334,600
China International Capital Corporation Hong Kong Securities Limited	196,840
CCB International Capital Limited	—
Futu Securities International (Hong Kong) Limited	19,040
Tiger Brokers (HK) Global Limited	4,480
Livermore Holdings Limited	5,040
Total:	560,000
Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters below (collectively, the “International Underwriters”), for whom Citigroup Global Markets Limited and China International Capital Corporation Hong Kong Securities Limited are acting as representatives, or the Joint Representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers the number of class A ordinary shares indicated below:
International Underwriters	Number of Class A Ordinary Shares
Citigroup Global Markets Limited	2,975,550
China International Capital Corporation Hong Kong Securities Limited	1,750,470
CCB International Capital Limited	—
Futu Securities International (Hong Kong) Limited	169,320
Tiger Brokers (HK) Global Limited	39,840
Livermore Holdings Limited	44,820
Total:	4,980,000
The Hong Kong Underwriters and the International Underwriters are collectively referred to herein as the underwriters.

The 5,540,000 class A ordinary shares being offered in the Global Offering will represent approximately 1.7% of our ordinary shares outstanding immediately after the completion of the Global Offering, assuming the option of the International Underwriters to purchase additional class A ordinary shares, or the Over-allotment Option, is not exercised and no further class A ordinary shares are issued under the share incentive plans. If such option is exercised in full, the class A ordinary shares offered hereby will represent 2.0% of our ordinary shares outstanding immediately following the completion of the Global Offering (without taking into account the class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options, the vesting of or vested but outstanding restricted share units, or other awards that have been or may be granted from time to time).
The underwriters propose to offer our class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the class A ordinary shares offered hereby if any such shares are taken. The offering of our class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our class A ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “3660.” The shares will be traded in board lots of 50 shares. Our ADSs are currently listed on the Nasdaq Global Select Market under the symbol “QFIN.” Each ADSs represent two class A ordinary shares.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
Number of class A ordinary shares offered
We are offering 560,000 Offer shares for subscription by the public in Hong Kong at the public offer price, representing 10% of the total number of Offer Shares available under the Global Offering. The number of Offer Shares offered under the Hong Kong Public Offering will represent approximately 0.2% of the total class A ordinary shares in issue immediately following the completion of the Global Offering (assuming the Over-allotment Option is not exercised and no further class A ordinary shares are issued under the share incentive plans).
The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
Completion of the Hong Kong Public Offering is subject to the conditions set out in “— Conditions of the Global Offering” below.
Allocation
Allocation of Offer Shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.
For allocation purposes only, the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be divided equally into two pools: pool A and pool B with any odd board lots being allocated to Pool A. The Hong Kong Offer Shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and AFRC transaction levy payable) or less. The Hong Kong Offer Shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and AFRC transaction levy payable) and up to the total value in pool B.
Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong Offer Shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong Offer Shares means the price payable on application therefor (without regard to the public offer price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 280,000 Hong Kong Offer Shares is liable to be rejected.
Applications
Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any International Offer Shares under the International Offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated International Offer Shares under the International Offering.
Applicants under the Hong Kong Public Offering are required to pay, on application, the indicative maximum public offer price of HK$88.80 per Offer Share in addition to the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and AFRC transaction levy payable on each Offer Share, amounting to a total of HK$4,484.75 for one board lot of 50 Offer Shares. As the public offer price is less than the maximum public offer price of HK$88.80 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy, the Hong Kong Stock Exchange trading fee and AFRC transaction levy attributable to the surplus application monies) will be made to successful applicants, without interest.
Hong Kong Underwriting Agreement
We and the Hong Kong Underwriters have entered into an underwriting agreement dated November 17, 2022, or the Hong Kong Underwriting Agreement, relating to the Hong Kong Public Offering.
The International Offering
Number of class A ordinary shares offered
The International Offering will consist of an offering of 4,980,000 Offer Shares offered by us (subject to the Over-allotment Option), representing 90% of the total number of Offer Shares available under the Global Offering. The number of Offer Shares offered under the International Offering will represent approximately 1.6% of the total class A ordinary shares in issue immediately following the completion of the Global Offering (assuming the Over-allotment Option is not exercised and no further class A ordinary shares are issued under the share incentive plans).
Allocation
The International Offering will include marketing of Offer Shares in the United States as well as to institutional and professional investors and other investors anticipated to have a sizeable demand for such Offer Shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the International Offering will be effected in accordance with the “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further class A ordinary shares and/or hold or sell its class A ordinary shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.
The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered Offer Shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong Public Offering.
International Underwriting Agreement
We have entered into an international underwriting agreement, or the International Underwriting Agreement, with the International Underwriters relating to the International Offering on the date of the final prospectus supplement.
Sales in the United States
Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Citigroup Global Markets Limited will offer our class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Citigroup Global Markets Inc. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our class A ordinary shares in the United States or to U.S. persons in connection with this offering.
Compensation and Expenses
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the International Underwriters’ option to purchase up to an additional 830,000 class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent 9.25% of the total gross proceeds of the Global Offering (assuming the option to purchase additional class A ordinary shares is not exercised).
Paid by us	No Exercise	Full Exercise
Per class A ordinary share	HK$4.6278	HK$4.6278
Total	HK$25,637,873.50	HK$29,478,926.75
In addition, we have agreed to reimburse the underwriters for certain of their expenses in an amount limited to US$298,649.
The estimated offering expenses payable by us, assuming no exercise of the International Underwriters’ option to purchase up to an additional 830,000 class A ordinary shares, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting commissions and fees, are approximately HK$81.8 million (or US$10.4 million).
International Underwriters’ Option to Purchase Additional Class A Ordinary Shares
In connection with the Global Offering, we have granted the International Underwriters the right, exercisable by the Joint Global Coordinators on behalf of the International Underwriters at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, pursuant to which we may be required to issue up to an aggregate of 830,000 class A ordinary shares, representing not more than 15% of the number of Offer Shares available under the Global Offering, at the International Offer Price, to, among other things, cover over-allocations in the International Offering, if any.
Citigroup Global Markets Asia Limited, through its affiliate, has entered into a borrowing arrangement with Splendid Tiger Limited that is intended to facilitate the settlement of over-allocations. We have registered the borrowed class A ordinary shares solely to permit those shares to be delivered by Citigroup Global Markets Asia Limited (or its affiliates and agents) in connection with settling trades during the option period. Citigroup Global Markets Asia Limited (or its affiliates and agents) is obligated to return class A ordinary shares to Splendid Tiger Limited by exercising the option to purchase additional class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or to Splendid Tiger Limited for the loan of the class A ordinary shares.
If the Over-allotment Option is exercised in full, the additional Offer Shares to be issued pursuant thereto will represent approximately 0.3% of the total class A ordinary shares in issue immediately following the completion of the Global Offering without taking into account the class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options, the vesting of or vested but outstanding restricted share units, or other awards that have been or may be granted from time to time. If the Over-allotment Option is exercised, an announcement will be made.
Lock-Up Agreements
Except for (i) the issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to Over-Allotment Option), (ii) the conversion of class B ordinary shares to class A ordinary shares upon the completion of the Global Offering, (iii) the grant or issue of securities pursuant to the terms of the share incentive plans, including the effect of one or more bulk issuances of class A ordinary shares, or ADSs upon deposit of class A ordinary shares with our depository bank, and delivered to our brokerage accounts existing on the date of the Hong Kong Underwriting Agreement, in contemplation of future issuance under the share incentive plans existing on the date of the Hong Kong Underwriting Agreement, (iv) any capitalization issue, capital reduction or consolidation or sub-division of the class A ordinary shares, and (v) any repurchase of securities pursuant to any share repurchase programs existing on the date of the Hong Kong Underwriting Agreement, during the period commencing on the date of Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after the price determination date (the “Lock-up Period”), we have undertaken to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters not to, without the prior written consent of the Joint Global Coordinators and the Joint Sponsors (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the requirements of the Hong Kong Listing Rules,
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offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an encumbrance over, or agree to transfer or dispose of or create an Encumbrance (as defined in the Hong Kong Underwriting Agreement) over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any class A ordinary shares or ADSs or other securities of us, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any class A ordinary shares or ADSs or other securities of us or any interest in any of the foregoing), or deposit any class A ordinary shares or ADSs or other securities of us, with a depositary in connection with the issue of depositary receipts; or

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enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any class A ordinary shares or ADSs or other securities of us, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any class A ordinary shares or ADSs or other securities of us or any interest in any of the foregoing); or

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enter into any transaction with the same economic effect as any transaction specified in Clause (a) or (b) above; or

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offer to or contract to or agree to or announce any intention to effect any transaction specified in Clause (a) or (b) above,

in each case, whether any of the transactions specified in paragraphs (a), (b) and (c) above is to be settled by delivery of class A ordinary shares or ADSs or other securities of us, or in cash or otherwise (whether or not the issue of such class A ordinary shares or ADSs or other shares or securities will be completed within the Lock-up Period).
Lock-Up Agreements with Directors and Executive Officers
Each of our directors and executive officers who hold interest in our class A ordinary shares have agreed that, without the prior written consent of the Joint Global Coordinators (for themselves and on behalf of the Underwriters), during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date (the “Lock Up Period”), will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any class A ordinary shares or ADSs or securities convertible into or exchangeable or exercisable for such class A ordinary shares or ADSs, or publicly announce during the Lock-Up Period a lock-up party’s intention to enter into any of the foregoing transactions, (2) enter into a transaction which is designed to or which reasonably could be expected to have the same effect, or (3) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the class A ordinary shares, ADSs or any securities of us that are substantially similar to the ADSs or class A ordinary shares of us, or any options or warrants to purchase any ADSs or class A ordinary shares of us, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or class A ordinary shares of us, whether now owned or hereinafter acquired, owned directly by a lock-up party (including holding as a custodian) or by someone else other than a lock-up party with respect to which a lock-up party has beneficial ownership within the rules and regulations of the SEC and/or the SFO (collectively the “Lock-up Party’s Securities”), whether any such aforementioned transaction is to be settled by delivery of class A ordinary shares or ADSs or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to transactions relating to ADSs, class A ordinary shares or other securities acquired in the Global Offering or in open market transactions after the completion of the Global Offering, provided that no filing under Section 16(a) of the U.S. Exchange Act, as amended, shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, class A ordinary shares or other securities acquired in the Global Offering or in such open market transactions. The foregoing restriction is expressly agreed to preclude a lock-up party from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Party’s Securities even if such Lock-up Party’s Securities would be disposed of by someone other than the lock-up party. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Party’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such class A ordinary shares or ADSs.
Notwithstanding the foregoing, a transfer of class A ordinary shares or ADSs may be made (i) as a bona fide gift, (ii) through will or intestacy, or (iii) to an “immediate family” member or trust or entity beneficially owned and controlled by a lock-up party, and for institutional shareholders, a transfer of class A ordinary shares or ADSs to a partner or member, provided, in each case, that the transferee agrees to be bound in writing by the terms of the Lock-Up Agreement prior to such transfer, any such transfer shall not involve a disposition for value, and no filing by any party (donor, donee, transferor or transferee) under the U.S. Exchange Act shall be required or shall be voluntarily made in connection with such transfer. A transfer of class A ordinary shares or ADSs may also be made with the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, or in connection with the registration of the offer and sale of the Shares as contemplated by the Underwriting Agreements and the sale of the class A ordinary shares to the Underwriters in the Global Offering. Furthermore, the restrictions set forth in the Lock-Up Agreement will not apply to the sale or tender to us by a lock-up party of any ADSs or ordinary Shares acquired by the exercise of any of the lock-up party’s rights to acquire any ADSs or ordinary Shares issued pursuant to any share option or similar equity incentive or compensation plan of us (collectively, the “Equity Incentive Grants”) or withholding by us of any such ADSs or ordinary Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is disclosed in the final prospectus.
Conditions of the Global Offering
Acceptance of all applications for Offer Shares will be conditional on:
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the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the class A ordinary shares in issue and to be issued pursuant to the Global Offering (including any class A ordinary shares which may be issued pursuant to the exercise of the Over-allotment Option), the class A ordinary shares to be converted from the class B ordinary shares upon the completion of the Global Offering and the class A ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of options, the vesting of or vested but outstanding RSUs, or other awards that have been or may be granted from time to time and the class A ordinary shares to be issued after the conversion of our class B ordinary shares into class A ordinary shares without enhanced voting rights, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the Listing Date;

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the pricing of the Offer Shares having been agreed between the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and us;

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the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

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the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the International Underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus supplement.
The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among others, the other offering becoming unconditional and not having been terminated in accordance with its terms.
Dealings Arrangements
Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Tuesday, November 29, 2022, it is expected that dealings in the class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Tuesday, November 29, 2022. The class A ordinary shares will be traded in board lots of 50 Shares each and the stock code will be 3660.
Indemnification
We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Stabilization
Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong

Kong, the price at which the stabilization manager may bid for or purchase the securities is not permitted to exceed the Hong Kong public offer price.
The company has appointed Citigroup Global Markets Asia Limited as stabilizing manager. In connection with the Global Offering, the stabilizing manager (or its affiliates and agents), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date. However, there is no obligation on the stabilizing manager (or its affiliates and agents) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or its affiliates and agents) and in what the stabilizing manager (or its affiliates and agents) reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days of the last day for lodging applications under the Hong Kong Public Offering.
Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the class A ordinary shares, (b) selling or agreeing to sell the class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the class A ordinary shares, (c) purchasing, or agreeing to purchase, the class A ordinary shares pursuant to the Over-allotment Option in order to close out any position established under paragraph (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the class A ordinary shares, (e) selling or agreeing to sell any class A ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.
Specifically, prospective applicants for and investors in the Offer Shares should note that:
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the stabilizing manager (or its affiliates and agents) may, in connection with the stabilizing action, maintain a long position in the class A ordinary shares;

•
there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or its affiliates and agents) will maintain such a long position;

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liquidation of any such long position by the stabilizing manager (or its affiliates and agents) and selling in the open market may have an adverse impact on the market price of the class A ordinary shares;

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no stabilizing action can be taken to support the price of the class A ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on Friday, December 23, 2022, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the class A ordinary shares, and therefore the price of the class A ordinary shares, could fall;

•
the price of the class A ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.
In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before and after the listing of the class A ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.
Activities by Underwriters
Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process. When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:

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the underwriters (other than the stabilizing manager or its affiliates and agents) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

•
the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the accounts of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with loans facilitated by us and other debt.
In relation to the ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the Offer Shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Offer Shares (which financing may be secured by the Offer Shares) in the Global Offering, proprietary trading in the Offer Shares, and entering into over-the-counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Offer Shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the class A ordinary shares, which may have a negative impact on the trading price of the Offer Shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the Offer Shares, in baskets of securities or indices including the Offer Shares, in units of funds that may purchase the Offer Shares, or in derivatives related to any of the foregoing.
In relation to issues by underwriters or their affiliates of any listed securities having the Offer Shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Offer Shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described under “— Stabilization” above. Such activities may affect the market price or value of the Offer Shares, the liquidity or trading volume in the Offer Shares and the volatility of the price of the Offer Shares, and the extent to which this occurs from day to day cannot be estimated.
Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.
In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of the Offer Shares in the Global Offering.
The address of Citigroup Global Markets Asia Limited is 50th Floor, Champion Tower, 3 Garden Road, Central, Hong Kong. The address of China International Capital Corporation Hong Kong Securities Limited is 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of CCB International Capital Limited is 12/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong. The address of Futu Securities International (Hong Kong) Limited is Unit C1-2, 13/F, United Centre, No. 95

Queensway, Admiralty, Hong Kong. The address of Tiger Brokers (HK) Global Limited is 1/F, FWD Financial Centre, 308 Des Voeux Road Central, Hong Kong. The address of Livermore Holdings Limited is Unit 1214A, 12/F, Tower II Cheung Sha Wan Plaza, 833 Cheung Sha Wan Road, Kowloon, Hong Kong.
Selling Restrictions
Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any related document) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal adviser.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any ADSs may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ADSs may be made at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Issuer that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The issuer, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire ADSs in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of any ADSs may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any ADSs may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)   to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)   in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”), provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the issuer that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The issuer, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire ADSs in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/ 1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Australia
(i)   This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

(ii)   The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issuance of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Japan
The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
This prospectus supplement and the accompanying prospectus have not been and will not be registered with the Registrar of Companies in Hong Kong. The ordinary shares under the International Offering may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (WUMP) Ordinance, or (ii) to “professional investors” within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (WUMP) Ordinance and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
In purchasing the ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any other waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

•
you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

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you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

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you and your ultimate beneficial owners are not a director or existing shareholder holding 10% or more of the ordinary shares of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder holding 10% or more of the ordinary shares of our Company or a nominee of any of the foregoing;

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you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

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you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

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you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

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you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company (other than a shareholding holding 10% or more of the ordinary shares of our Company) immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

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you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

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whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

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you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

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if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures (Professional Investor) Rules;

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you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the International Underwriters, us, or any other party involved in the International Offering other than information contained in this prospectus supplement, and that none of the International Underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

•
you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the International Underwriters and their respective affiliates shall have any responsibility in this regard;

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you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the International Underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;
•
you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

•
you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the International Underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

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you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

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you will not copy or otherwise distribute this prospectus supplement to any third party; and

•
and we, the International Underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the International Underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ordinary shares or caused the ordinary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any ordinary shares or cause the ordinary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’

rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
PRC
This prospectus supplement will not be circulated or distributed in the PRC and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
South Korea
The ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ordinary shares. By the purchase of the ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ordinary shares pursuant to the applicable laws and regulations of Korea.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act

2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Taiwan
The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.
Kingdom of Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.
Brazil
The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the ordinary shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the ordinary shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The ordinary shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.
Qatar
The ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
United Arab Emirates
The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Bermuda
The offer of the international shares under the International Offering is private and is not intended for the public. This prospectus supplement and the accompanying prospectus has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.
British Virgin Islands
The Offer Shares are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The Offer Shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Offer Shares for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.
Cayman Islands
The Offer Shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

TAXATION
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.
People’s Republic of China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued Circular of the State Administration of Taxation on Issues Concerning the Determination of Chinese-Controlled Enterprises Registered Overseas as Resident Enterprises on the Basis of Their Bodies of Actual Management, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.
We believe that 360 DigiTech, Inc. is not a PRC resident enterprise for PRC tax purposes. 360 DigiTech, Inc. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that 360 DigiTech, Inc. meets all of the conditions above. 360 DigiTech, Inc. is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.
If the PRC tax authorities determine that 360 DigiTech, Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are nonresident enterprises, including the holders of the ADSs. In addition, non-PRC enterprise shareholders (including the ADS holders) may be subject to a 10% enterprise income tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. Our non-PRC individual shareholders (including the ADS holders) may be subject to a 20%

individual income tax on dividends or gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of 360 DigiTech, Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that 360 DigiTech, Inc. is treated as a PRC resident enterprise.
Provided that our Cayman Islands holding company, 360 DigiTech, Inc., is not deemed to be a PRC resident enterprise, holders of the ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of ADSs or our shares. However, under Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or the SAT Bulletin 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the nonresident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7, or to establish that we should not be taxed under this circular. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” in our 2021 Form 20-F.
Hong Kong Taxation
Our subsidiary incorporated in Hong Kong is subject to Hong Kong profit tax at a rate of 16.5%. No Hong Kong profit tax has been levied as we did not have an assessable profit that was earned in or derived from the Hong Kong subsidiary during the periods presented. Hong Kong does not impose a withholding tax on dividends.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs or ordinary shares by a U.S. Holder (as defined below) that holds the ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the ADSs or ordinary shares.
The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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persons liable for alternative minimum tax;

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persons who acquire the ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation;

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investors that will hold the ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our stock (by vote or value); or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or ordinary shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ADSs or ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ADSs or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ADSs or ordinary shares.
For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Passive foreign investment company considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles not reflected on its balance sheet are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.
Although the law in this regard is unclear, we treat our consolidated VIEs as being owned by us for U.S. federal income tax purposes because we control its management decisions and are entitled to substantially all of the economic benefits associated with it, and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the consolidated VIEs for U.S. federal income tax purposes, the composition of our income and assets would change and we may be treated as a PFIC for the current taxable year and any subsequent taxable year.
There can be no assurance that we will not be or become a PFIC for the current or future taxable years because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of the ADSs may cause us to be classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of the ADSs from time to time (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In light of recent declines in the market price of our ADSs, the substantial amount of cash and other passive assets on our balance sheet (including the expected proceeds from the Global Offering) and the development of our business, our risk of becoming a PFIC for the current taxable year has significantly increased.
If we are a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ADSs or ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ADSs or ordinary shares.
The discussion below under “— Dividends” and “— Sale or other disposition” is written on the basis that we are not and will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive foreign investment company rules.”
Dividends
Subject to the discussion below entitled “Passive foreign investment company rules”, the gross amount of any distributions paid on the ADSs or ordinary shares (including the amount of any PRC tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Individuals and other non-corporate U.S. Holders will be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the ADSs or ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the U.S.-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. For this purpose, ADSs listed on the Nasdaq Stock Market will generally be considered to be readily tradable on an established securities market in the United States. Since we do not expect that our ordinary shares will be listed on an established securities market, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs will meet the conditions required for the reduced tax rate. There can be no assurance that the ADSs will continue to be considered readily tradeable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or ordinary shares.
In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “— People’s Republic of China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by the ADSs, and regardless of whether the ADSs are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph.
For U.S. foreign tax credit purposes, dividends paid on the ADSs or ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on the ADSs or ordinary shares (see “— People’s Republic of China Taxation”). Depending on the U.S. Holder’s particular facts and circumstances and subject to a number of complex conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or other disposition
Subject to the discussion below entitled “Passive foreign investment company rules”, a U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits.
As described in “Taxation — People’s Republic of China Taxation,” if we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, gains from the disposition of the ADSs or ordinary shares may be subject to PRC income tax and will generally be U.S. source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the Treaty, such holder may be able to elect to treat such gain as PRC source income under the Treaty. Pursuant to recently issued Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or ordinary shares. The rules regarding foreign tax credits and deduction of foreign taxes are complex. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit or deduction under its particular circumstances, their eligibility for benefits under the Treaty and the potential impact of the recently issued Treasury Regulations.
Passive foreign investment company rules
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid to the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain recognized on the sale or other disposition (including, under certain circumstances, a pledge) of ADSs or ordinary shares. Under the PFIC rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

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the amount allocated to the taxable year of the distribution or gain and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

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the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares and any of our subsidiaries, our VIEs or any of the subsidiaries of our VIEs is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, our VIEs or any of the subsidiaries of our VIEs.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
The mark-to-market election is available only for “marketable stock,” which is stock that regularly traded on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The ADSs are listed on the Nasdaq Stock Market, which is a qualified exchange. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard.
Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns the ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the ADSs or ordinary shares if we are or become a PFIC.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters as to Hong Kong law. The underwriters are being represented by Kirkland & Ellis with respect to certain legal matters as to United States federal securities law, New York State law, and Hong Kong law. The validity of the class A ordinary shares offered in the Global Offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices and for the underwriters by Jingtian & Gongcheng. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law. Kirkland & Ellis may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS
The financial statements of 360 DigiTech, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of 360 DigiTech, Inc.’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The registered business address of Deloitte Touche Tohmatsu Certified Public Accountants LLP is 30/F, Bund Center, 222 Yan An Road East, Shanghai, the People’s Republic of China.

PROSPECTUS
360 DigiTech, Inc.
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our class A ordinary shares, including class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders (if any) to be named in a prospectus supplement may offer and sell ADSs or our class A ordinary shares held by them. The selling shareholders (if any) may sell ADSs or our class A ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of ADSs or our class A ordinary shares by selling shareholders (if any).
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 30 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “QFIN.” On November 16, 2022, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$14.87 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 5 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 17, 2022

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“360 DigiTech,” “we,” “us,” “our company” and “our” are to 360 DigiTech, Inc. and its subsidiaries, and, in the context of describing our operations and consolidated financial information, our VIEs in China and their respective subsidiaries;

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“ADSs” refers to American depositary shares, each of which represents two of our class A ordinary shares;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

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“Credit-Tech” are to credit technology, which refers to advanced or innovative technologies, business models or operational solutions that empower and enhance credit services, such as loan facilitation services, by improving efficiency and quality.

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“class A ordinary shares” are to our class A ordinary shares, par value US$0.00001 per share;

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“class B ordinary shares” are to our class B ordinary shares, par value US$0.00001 per share;

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“Fuzhou Financing Guarantee” are to Fuzhou 360 Financing Guarantee Co., Ltd.;

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“ordinary shares” or “Ordinary Shares” are to our class A ordinary shares and class B ordinary shares, par value US$0.00001 per share;

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“our VIEs” are to Shanghai Qiyu, Fuzhou Financing Guarantee and Shanghai Financing Guarantee;

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“RMB” and “Renminbi” are to the legal currency of China;

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“Shanghai Financing Guarantee” are to Shanghai 360 Financing Guarantee Co., Ltd.;

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“Shanghai Qiyu” are to Shanghai Qiyu Information Technology Co., Ltd.; and

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“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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the expected growth of the Credit-Tech industry in China;

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our expectations regarding demand for and market acceptance of our Credit-Tech products;

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our expectations regarding keeping and strengthening our relationship with borrowers, financial institutions partners, data partners and other parties with which we collaborate;

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competition in our industry; and

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relevant government policies and regulations relating to our business and our industry.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
Established in 2016, we are a Credit-Tech platform in China that provides a comprehensive suite of technology services to assist financial institutions and consumers and SMEs in the loan lifecycle, ranging from borrower acquisition, preliminary credit assessment, fund matching and post-facilitation services, with 360 Jietiao app as our primary user interface. We are dedicated to making credit services more accessible and personalized to consumers and SMEs through Credit-Tech services to financial institutions, whereby we deploy our technology solutions to help financial institutions identify the diversified needs of consumers and SMEs, effectively access prospective borrowers that are creditworthy through multi-channels, enhance credit assessment on prospective borrowers, and manage credit risks and improve collection strategies and efficiency, among others. With user insights distilled from long-term engagement with users across life and business scenarios enabled by AI and data analytics, our technology solutions empower financial institutions across different stages of the loan lifecycle, enabling them to extend the reach of services and satisfy the financing needs of consumers and SMEs, and deliver to users more accessible credit services. In turn, we derive service fees from our technology solutions to financial institutions as our primary source of revenue streams. As of June 30, 2022, we had cumulatively facilitated approximately RMB1,127.5 billion (US$168.3 billion) of loans to 25.6 million borrowers. As of the same date, we had 41.3 million users with approved credit lines, accumulatively. As of June 30, 2022, the outstanding balance of consumer loans facilitated by us reached RMB131.1 billion (US$19.6 billion). With a focus on the consumer Credit-Tech market, we have been gradually expanding our services to the SME Credit-Tech market.
We bear credit risks under credit-driven services, under which we either provide guarantee services against potential default risks for the loans funded by our financial institution partners or fund certain loans through trusts and ABSs or Fuzhou Microcredit. As of June 30, 2022, the outstanding loan balance under credit-driven services was RMB67.9 billion. As of June 30, 2022, we recorded guarantee liabilities-contingent for off-balance sheet loans facilitated under credit-driven services of RMB3.3 billion (US$496 million). During the Track Record Period, our repayments to financial institution partners relating to guarantee liabilities-contingent, net of subsequent recoveries from the borrowers, were RMB2.9 billion, RMB3.9 billion, RMB3.3 billion and RMB2.1 billion (US$318 million) in 2019, 2020, 2021 and the six months ended June 30, 2022, respectively.
Drawing on our proprietary technologies, we brought forth an intuitive digital platform enabling financial institutions to offer borrowers revolving lines of credit with flexible loan tenors, available through convenient application processes on our platform. Prospective borrowers are able to obtain a line of credit and select from our diversified loan product portfolio the one that best fits their needs typically within a few minutes after the application is submitted. In this timeframe, our system on the back-end is able to complete credit profiling and fraud detection on a given prospective borrower, matching such borrower and our financial institution partners based on their risk preferences, as well as assisting our financial institution partners in advanced credit assessment and final credit approval. For the six months ended June 30, 2022, 97% of our user profiling and evaluation is automatically completed via AI-enabled algorithms.
Our value proposition is to connect financial institutions and borrowers through our technology innovations, transforming credit services in a way that is more accessible to consumers and SMEs, while empowering financial institutions across different stages of the loan lifecycle. In particular, we believe our services provide substantial value to the following industry participants:
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Financial institution partners.   We offer technology-driven services, empowering our financial institution partners with an efficient online lending process. Our technology infrastructure seamlessly integrates with those of our financial institution partners, providing them a wide range of technology solutions that collectively deliver real-time automatic borrower acquisition as well as enhanced credit screening, post-facilitation services and other aspects of operations. We avail our financial institution partners of a rapidly growing base of quality borrowers, an expanded scale of credit assets and improved risk-adjusted returns. As of June 30, 2022, we had established partnerships with a total of 133 financial institutions cumulatively, including national and regional banks and consumer finance companies which are non-banking financial institutions that provide loans to individuals for the purpose of consumption.

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Consumers.   We target the large and growing population of consumers whose credit demands are underserved or unserved by traditional financial institutions. Such population typically has limited credit history and stable income with promising growth potentials and has great user lifetime values. However, in lack of effective measures to screen off the risk associated therewith, credit services from traditional financial institutions have not effectively penetrated this group. Leveraging our advanced technology and credit profiling capabilities, we are able to effectively identify users with low delinquency risks and convert them into borrowers, thereby enabling financial institutions to extend their borrower reach while availing these borrowers of suitable, easy-to-access financial products with sufficient lines of credit, reasonable pricing and high levels of flexibility. We believe we are chosen by our users because of our well-established industry reputation and the convenient, fast, intuitive and transparent user experience that we offer through our platform.

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SMEs.   Since late 2020, we have begun facilitating tailored loan products to quality SMEs. We believe this group is unserved or underserved by traditional financial institutions, which typically focus on providing services to larger enterprises with a long credit history and operating track record, and with tangible collateral for loans. Drawing on our data analytics and credit profiling capabilities, we are equipped to identify those SMEs who are less likely to carry delinquency risks despite their lack of sufficient credit records and tangible collaterals, and convert them into borrowers of our financial institution partners. The tailored products extended through our platform are flexible, collateral-free and satisfactory to the SMEs’ credit needs.

Corporate Information
Our principal executive offices are located at 7/F Lujiazui Finance Plaza, No. 1217 Dongfang Road, Pudong New Area, Shanghai 200122, People’s Republic of China. Our telephone number at this address is +86 21 5835-7668. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including (i) our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022; (ii) our current report on Form 6-K furnished to the SEC on November 14, 2022, as amended, including Exhibit 99.1, entitled “360 DigiTech, Inc. Supplemental and Updated Disclosures”; and (iii) our current report on Form 6-K furnished to the SEC on November 14, 2022 (File No. 001-38752), as amended, including Exhibit 99.1, entitled “Audited consolidated financial statements of 360 DigiTech Inc. as of and for the six months ended June 30, 2022”, and Exhibit 99.2, entitled “Unaudited interim condensed consolidated financial statements of 360 DigiTech Inc. as of and for the nine months ended September 30, 2022”. See “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares, comprising (i) 4,900,000,000 class A ordinary shares with a par value of US$0.00001 each, (ii) 50,000,000 class B ordinary shares, with a par value of US$0.00001 each, and (iii) 50,000,000 shares with a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of our memorandum and articles of association.
The following are summaries of material provisions of our second amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
Objects of our company.   Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.
Ordinary shares.   Our authorized share capital is US$50,000 divided into 5,000,000,000 shares, comprising (i) 4,900,000,000 class A ordinary shares with a par value of US$0.00001 each, (ii) 50,000,000 class B ordinary shares, with a par value of US$0.00001 each, and (iii) 50,000,000 shares with a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of our memorandum and articles of association. Holders of class A ordinary shares and class B ordinary shares will have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our memorandum and articles of association. In addition, our shareholders may by an ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our memorandum and articles of association provide that our directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of our directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting rights.   Voting at any shareholders’ meeting is by show of hands unless a poll is (before the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy at the meeting. In respect of all matters subject to a shareholders’ vote, each class A ordinary share shall, on a poll, entitle the holder thereof to one vote, and each class B ordinary share shall entitle the holder thereof to 20 votes, voting together as one class.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at such meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at such meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. The Company may, among other things, subdivide or consolidate its share capital by ordinary resolution.

Conversion.   Each class B ordinary share is convertible into one class A ordinary share at any time by the holder thereof. class A ordinary shares are not convertible into class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any class B ordinary shares by a holder thereof to any person or entity other than his or her or its affiliates, or upon a change of ultimate beneficial ownership of any class B ordinary share to any person or entity who is not an affiliate of the registered holder of such class B ordinary share, such class B ordinary share shall be automatically and immediately converted into one class A ordinary share.
General meetings of shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of the board or a majority of our directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present in person or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings as at the date of the deposit of the requisition, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of ordinary shares.   Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of its ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the requirements of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution amongst our shareholders are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on shares and forfeiture of shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, repurchase and surrender of shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares (including redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of rights of shares.   If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class) may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the redemption or purchase of any shares of any class by our company, the creation or issue of further shares ranking pail passu with or subsequent to them or with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of additional shares.   Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our memorandum and articles of association also authorizes our board of directors to issue from time to time, out of the authorized share capital of our company (other than the authorized but unissued Ordinary Shares), one or more series of preference shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with respect to any series of preference shares, the terms and rights of that series, including, but not limited to:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, and voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of books and records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements.
Anti-takeover provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies.
Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Shareholder Rights Plan
On June 9, 2022, our board of directors authorized the grant of one right, or a Right, for each our outstanding ordinary share to shareholders as recorded in the register of members at the close of business on June 17, 2022, or the Record Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 9, 2022, as the same may be amended from time to time. Or the Rights Agreement, between our company and American Stock Transfer & Trust Company, LLC.
Initially, each Right entitles the registered holder to acquire from us one class A ordinary share or any other shares resulting from successive changes or reclassifications of our class A ordinary shares at a Purchase Price, as defined in the Rights Agreement, per class A ordinary share.

Our board of directors adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more of our ordinary shares without the approval of our board of directors. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving us that is not approved by our board of directors. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by our board of directors.
The following description is a summary of the terms of the Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached as Exhibit 4.1 to our current report on Form 6-K furnished to the SEC on June 13, 2022, which is incorporated in this prospectus, which is incorporated herein by reference.
Rights Certificates; Exercise Period.   Initially, the Rights will be attached to all our ordinary share certificates representing shares then outstanding, and no separate rights certificates, or the Rights Certificates, will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Ordinary Shares and a distribution date, or the Distribution Date, will occur upon the earlier of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons, or an Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Ordinary Shares, or the Share Acquisition Date, other than as a result of (x) repurchases of shares by our company and (y) certain inadvertent actions by institutional or certain other shareholders as described in the Rights Agreement, or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.
Until the Distribution Date (or earlier exchange, termination or expiration of the Rights), (i) the Rights will be evidenced by our ordinary share certificates (or, in the absence of share certificates, by the notations in the register of members) and will be transferred with and only with such ordinary share, (ii) new ordinary share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for ordinary shares outstanding will also constitute the transfer of the Rights associated with our ordinary shares represented by such certificates.
As soon as practicable after the Distribution Date, Rights Certificates will be mailed to registered holders of our ordinary shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by our board of directors, only our ordinary shares issued prior to the Distribution Date will be issued Rights.
Flip-in Trigger.   In the event that a person or a group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be null and void), will thereafter have the right to purchase, for the price of $36.00, subject to adjustment, or the Purchase Price, a number of class A ordinary shares (or, in certain circumstances, cash, property or other securities of us) having a then-current market value of twice the Purchase Price.
Flip-over Trigger.   In the event that, at any time following the Share Acquisition Date, (i) we engage in a merger or other business combination transaction in which we are not the surviving corporation, (ii) we engage in a merger or other business combination transaction in which we are the surviving corporation and our ordinary shares are changed or exchanged, or (iii) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided) will thereafter have the right to receive, upon exercise, ordinary shares (or capital stock, as applicable) of the acquiring company having a value equal to two times the Purchase Price of the Right.
Termination of Rights.   At any time until ten (10) business days following the Share Acquisition Date, we may terminate the Rights in whole, but not in part, for no consideration. Immediately upon the action of our board of directors ordering termination of the Rights, the Rights will terminate.
Exchange.   At any time before an Acquiring Person owns 50% or more of our outstanding ordinary res, our board of directors may exchange the Rights (except for Rights that have previously been voided), in whole or in part, for our ordinary shares at an exchange ratio of one class A ordinary share per Right or one-half

ADS per Right (subject to adjustment). In certain circumstances, we may elect to exchange the Rights for cash or other securities of us having a value approximately equal to one class A ordinary share.
Shareholder Rights.   Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends.
Expiration.   The Rights are not exercisable until the Distribution Date and will expire on the close of business on June 9, 2027, or the Final Expiration Date, unless such date is extended or the Rights are earlier terminated as described above.
Amendments to Terms of the Rights.   The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; or (iii) make any other changes or provisions if our company deems necessary or desirable; provided that such changes do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).
Differences in Corporate Law
The Companies Act of the Cayman Islands (the “Companies Act”) is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s own dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding in aggregate not less than one-third of all votes attaching to all the issued and outstanding shares of our company as at the date of the deposit of the requisition entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our Memorandum and Articles of Association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Restructuring.
A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)   is or is likely to become unable to pay its debts; and

(b)   intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.
The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the redemption or purchase of any shares of any class by our company, the creation or issue of further shares ranking pari passu with or subsequent to them or with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Memorandum and Articles of Association, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders.   There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association that require our company to disclose shareholder ownership above any particular ownership threshold.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Share Purchase Rights
On June 9, 2022, our board of directors declared a dividend of a right purchase to one ordinary share or any other share resulting from successive changes or reclassifications of our ordinary share, or a Right, for each of our ordinary shares outstanding at the close of business on June 17, 2022. As long as the Rights are attached to the ordinary shares, we will issue one Right, subject to adjustment, with each new ordinary share so that all such ordinary shares will have attached Rights. See “— Shareholder Rights Plan” and our current report on Form 6-K furnished to the SEC on June 13, 2022, which is incorporated in this prospectus by reference.
Option Grants
We have granted options to purchase our class A ordinary shares, restricted share units and restricted shares under our share incentive plans to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers — 2018 Share Incentive Plan and 2019 Share Incentive Plan” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022, which is incorporated in this prospectus by reference.
Shareholders Agreement
We entered into our shareholders agreement on September 10, 2018 with our shareholders, which consist of holders of ordinary shares and preferred shares. The shareholders agreement provides for certain special rights, including right of first refusal, co-sale rights, preemptive rights and contains provisions governing the board of directors and other corporate governance matters. Those special rights, as well as the corporate governance provisions, have automatically terminate upon the completion of our initial public offering.
Registration rights
We have granted certain registration rights to our shareholders pursuant to the shareholders agreement. Set forth below is a description of the registration rights granted under the agreement.
Demand registration rights.   Holders of at least 20% or more of the registrable securities then outstanding have the right to demand that we file a registration statement covering at least 20% or more of the registrable securities. We have the right to defer filing of a registration statement for a period of not more than 90 days after the receipt of the request of the initiating holders if we furnish to the holders requesting registration a certificate signed by our president or chief executive officer stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed at such time. However, we cannot exercise the deferral right more than once in any 12-month period. We are obligated to effect no more than one registration other than piggyback registration for every 5% of our outstanding share capital on a fully-diluted (by treasury method) basis held by the holders, such percentage to be calculated as of the date immediately following the date of our shareholders agreement.
Piggyback registration rights.   If we propose to file a registration statement for a public offering of our securities, we must offer our shareholders an opportunity to include in the registration all or any part of the registrable securities held by such holders. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the registration and the underwriting shall be allocated first to us, second to each of such holders requesting for the inclusion of their registrable securities on a pro rata basis, and third to holders of other securities of ours.
Form F-3 registration rights.   Holders of at least 20% or more of the registrable securities then outstanding may request us in writing to file an unlimited number of registration statements on Form F-3. We shall effect the registration of the securities on Form F-3 as soon as practicable, except in certain circumstances.
Expenses of registration.   We will bear all registration expenses, other than the underwriting discounts, selling commissions and ADS issuance fees applicable to the sale of registrable securities.
Termination of obligations.   We have no obligation to effect any demand, piggyback or Form F-3 or Form S-3 registration immediately after (i) the second anniversary after the occurrence of our initial public offering as defined in the shareholders agreement, or (ii) if, in the opinion of counsel to us, all such registrable securities proposed to be sold may then be sold without registration in any 90-day period pursuant to Rule 144 promulgated under the Securities Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent shares (or a right to receive shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly holding or beneficially owning ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Where You Can Find More Information About Us” for directions on how to obtain copies of those documents.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that
•
we wish to receive a discretionary proxy;

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as of the instruction cutoff date we reasonably do not know of any substantial shareholder opposition to the particular question; and

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the particular question would not be materially adverse to the interests of our shareholders,

then the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
If we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American depositary shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our obligations and the obligations of the depositary; Limits on liability to holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement, or for any;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.
If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Arbitration Provision
The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the International Arbitration Rules of the American Arbitration Association, including any securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely to (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.
Maples and Calder (Hong Kong) LLP has informed us that in those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive and for a liquidated sum, (ii) is not in respect of taxes, a fine or a penalty, (iii) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (iv) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Commerce & Finance Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made, or on principles of reciprocity between jurisdictions if they decide that the judgment does not violate the basic principles of PRC law or national sovereignty, security or public interest. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.
It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands, and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or class A ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the class A ordinary shares offered in any offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS
The financial statements of 360 DigiTech, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of 360 DigiTech, Inc.’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The registered business address of Deloitte Touche Tohmatsu Certified Public Accountants LLP is 30/F, Bund Center, 222 Yan An Road East, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022 (File No. 001-38752);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed with the SEC on December 4, 2018 and the amendment No.1 to Form 8-A filed with the SEC on December 11, 2018, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on June 13, 2022 (File No. 001-38752), as amended;

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our current report on Form 6-K furnished to the SEC on November 14, 2022 (File No. 001-38752), as amended, including Exhibit 99.1, entitled “360 DigiTech, Inc. Supplemental and Updated Disclosures”;

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our current report on Form 6-K furnished to the SEC on November 14, 2022 (File No. 001-38752), as amended, including Exhibit 99.1, entitled “Audited consolidated financial statements of 360 DigiTech Inc. as of and for the six months ended June 30, 2022”, and Exhibit 99.2, entitled “Unaudited interim condensed consolidated financial statements of 360 DigiTech Inc. as of and for the nine months ended September 30, 2022”; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
360 DigiTech, Inc.
7/F Lujiazui Finance Plaza
No. 1217 Dongfang Road
Pudong New Area, Shanghai 200122, People’s Republic of China
Tel: +86 10 5244 7655
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.